SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

            ______________________________________________________

                                  FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
            ______________________________________________________

     Date of Report (Date of earliest event reported): April 2, 1998

                          Commission File Number 0-8640


                        SYNCOR INTERNATIONAL CORPORATION
            (Exact name of registrant as specified in its charter)

         Delaware                                   85-0229124
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                  Identification No.)

6464 Canoga Avenue, Woodland Hills, California      91367-2407
 (Address of principal executive offices)           (Zip Code)

                                (818) 737-4000
               (Registrant's telephone number, including area code)







Item 2.     Acquisition of Assets.

           On April 2, 1998, Comprehensive Medical Imaging, Inc., a Delaware corporation ("CMI") and a wholly-owned subsidiary of Syncor International
Corporation, a Delaware corporation ("Syncor"), acquired substantially all of the assets (the "Assets") of International Magnetic Imaging, Inc., its subsidiaries and affiliates (collectively, "IMI") pursuant to that certain
Asset Purchase Agreement dated January 28, 1998. Prior to the acquisition, IMI operated ten outpatient diagnostic imaging centers, an imaging referral network and related services. CMI intends to continue those operations. The assets acquired included, among other things, cash, accounts receivable, real property and equipment. The purchase price was $44,357,207, consisting of $20,350,000 cash and $24,007,207 liabilities assumed or satisfied. The source of the funds was a credit line from First Chicago National Bank.

             The purchase price was based on a discounted cash flow analysis of IMI's business. The valuation assumed normal growth in the diagnostic imaging industry that would result in a corresponding growth in demand for magnetic resonance imaging and related services.

             Prior to the consummation of the transaction, Syncor, as a vendee, had a limited relationship with Physician Outpatient
Diagnostic Center, Ltd., one of the affiliates included in IMI, as a vendor.

Item 7.     Financial Statements and Exhibits.

     1. Asset purchase agreement dated January 28, 1998, as amended on February 17, 1998 and March 31, 1998, by and among CMI and IMI
(submitted herewith).

     2.  Financial Statements

         It is impracticable for Syncor to provide with this report the financial statements required under this Item. Syncor will amend this report to include such financial statements as soon as practicable, but in any event not later than 60 days after the date this report is required to be filed with the Commission.


                                 SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities
 Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       SYNCOR INTERNATIONAL
CORPORATION


                                       By:  /s/ Haig Bagerdjian

_________________________________
                                            Haig S. Bagerdjian
                                            Senior Vice President,
Secretary
                                            and General Counsel

                                            Date: April 17, 1998


                          ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the "Agreement") is entered into this 28th day of January 1998, by and among Comprehensive Medical Imaging, Inc., a Delaware corporation ("Buyer"), and International Magnetic Imaging, Inc., a Delaware corporation ("IMI of Delaware"), International Magnetic Imaging, Inc., a
Florida corporation ("IMI of Florida"), Magnetic Resonance
Institute of North
Miami Beach, Ltd., a Florida limited partnership ("MRI of Miami"),
Oakland
Magnetic Resonance Institute, Ltd., a Florida limited partnership
("MRI of
Oakland"), Magnetic Resonance Institute of Boca Raton, Ltd., a Florida limited partnership ("MRI of Boca Raton"), Magnetic Resonance Institute of South Dade,
Ltd., a Florida limited partnership ("MRI of South Dade"), Pine
Island
Magnetic Resonance Imaging Center, Ltd., a Florida limited partnership ("MRI of Pine Island"), Physicians Outpatient Diagnostic Center, Ltd., a Florida limited partnership ("PODC"), Magnetic Resonance Institute of Orlando, Ltd., a
Florida limited partnership ("MRI of Orlando"), IMI Acquisition of
Arlington
Corp., a Virginia corporation ("IMI of Arlington"), IMI Acquisition of Puerto
Rico Corporation, a Puerto Rico corporation ("IMI of Puerto Rico"),
IMI
Acquisition of Kansas Corporation, a Kansas corporation (IMI of
Kansas"),
MRI-NET, INC., a Florida corporation ("MRI-NET"), KAP-NET, CORP., a Florida corporation ("Kap Net") and Caribbean Network Services, Inc., a Puerto Rico corporation ("CNS"), (each of which entities are sometimes hereinafter individually referred to as a "Seller" and all of which are sometimes hereinafter collectively referred to as "Sellers").


                              RECITALS

     WHEREAS, IMI of Delaware owns all of the outstanding capital stock of seven acquisition entities which own the sole general partnership interest in the following seven Florida limited partnerships: MRI of Miami, MRI of
Oakland, MRI of Boca Raton, MRI of South Dade, MRI of Pine Island,
PODC and
MRI of Orlando, sometimes hereinafter collectively referred to as the "Florida
Limited Partnerships;"

     WHEREAS, IMI of Delaware also owns all of the outstanding capital stock of seven additional acquisition entities which own the sole limited partnership interest in the Florida Limited Partnerships;

     WHEREAS, six of the Florida Limited Partnerships own all of the assets of six Florida diagnostic imaging centers and one of the Florida
Limited
Partnerships owns a 50% interest in a diagnostic imaging center located in
Orlando, Florida;

     WHEREAS, IMI of Delaware owns all of the outstanding capital stock of the following three corporations, each of which owns a diagnostic imaging center:
IMI Acquisition of Arlington, IMI Acquisition of Puerto Rico and
IMI
Acquisition of Kansas;

     WHEREAS, IMI of Delaware owns all of the outstanding capital stock of
 MRI-NET, a corporation which operates a diagnostic imaging referral network in approximately 35 states;

     WHEREAS, IMI of Delaware owns all of the outstanding capital stock of Kap
Net, a recently formed corporation organized to hold "capitated" and "fee for service"contracts;

     WHEREAS, IMI of Delaware owns all of the outstanding capital stock of IMI of Florida , a corporation which owns certain non-revenue producing assets relating to the Centers;

     WHEREAS, IMI of Delaware owns all of the outstanding capital stock of CNS, a corporation recently formed for the purpose of developing a diagnostic imaging referral network in Puerto Rico, Santo Domingo, Guatemala, Honduras,
Nicaragua, Haiti, Colombia and Venezuela;

     WHEREAS, IMI of Delaware, the Florida Limited Partnerships,
IMI
Acquisition of Arlington, IMI Acquisition of Puerto Rico and IMI Acquisition of Kansas operate and own all of the assets relating to ten (10) outpatient diagnostic imaging centers in the United States and Puerto Rico (the
"Centers") and MRI-NET, Kap Net, IMI of Florida and CNS own certain non-revenue producing assets and/or conduct or propose to conduct certain activities relating to the Centers.

     WHEREAS, activities of the Centers, together with the business or proposed business of the aforementioned subsidiaries of IMI of Delaware, are herein referred to collectively as the "Business";

     WHEREAS, Buyer and IMI of Delaware on behalf of all of the Sellers entered into a Letter of Intent, dated September 7, 1997 ("Letter of Intent"), the subject of which was the transactions contemplated hereby; and

     WHEREAS, Sellers desire to sell, and Buyer desires to purchase, substantially all of the assets related to the Business, in accordance with the terms and conditions set forth herein.


                           AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises and covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   Definitions.

     1.1 Agreement shall mean this Asset Purchase Agreement, together with all schedules and exhibits referenced herein.

     1.2  Assets shall have the meaning ascribed to it in Section
2.1 of the
Agreement.

     1.3 Assigned Contracts shall have the meaning ascribed to it in Section
3.15 of the Agreement.

     1.4  Intentionally Omitted.

     1.5 Assumed Liabilities shall mean those liabilities set forth on
Exhibit A hereto.

     1.6 Bill of Sale, Assignment and Assumption Agreement shall mean the agreement in the form attached hereto as Exhibit B.

     1.7  Break-Up Fee shall have the meaning ascribed to it in
Section 10.4
of the Agreement.

     1.8 Business shall have the meaning ascribed to it in the tenth paragraph of the Recitals of the Agreement.

     1.9 Cash Portion of the Purchase Price shall have the meaning ascribed to it in Section 2.2(a) hereof.

     1.10 Closing shall mean the consummation of the purchase and sale of the
Assets as provided herein.

     1.11 Closing Date shall mean 10:00 am Pacific Standard Time on March 13,
1998 at the offices of Buyer, or at such other time or place as the parties hereto may mutually agree upon, subject to extension (a) as provided in
Sections 6.6 or 8.8 or (b) to allow for the expiration of any cure period described in Section 3.30 or 4.9.

     1.12  Consolidated shall mean Consolidated Technology Group
Ltd., a New
York corporation.

     1.13 Consulting Agreement shall mean the agreement in the form attached hereto as Exhibit C.

     1.14  ERISA shall mean the Employee Retirement Income Security
Act of
1974, as amended.

     1.15 Excluded Assets shall mean (I) all corporate and financial books and records of Sellers (including, but not limited to, tax returns, checkbooks and bank statements), a copy of which shall be provided to Buyer at or prior to the Closing Date, (ii) all claims, counterclaims and rights to proceeds with respect to all pending litigation to which Sellers are a party and which
Buyer decides, within six months following the Closing as to litigation which is then still pending, not to pursue, (iii) all tax deferred assets and deferred loan costs of Sellers, (iv) all rights to any pro-rated refunds of insurance premiums paid by Sellers prior to Closing with respect to insurance policies of Sellers canceled by Sellers prior to or as of the Closing Date, and (v) all intercompany accounts receivable.

     1.16 Financial Statements shall have the meaning ascribed to it in
Section 3.6 of the Agreement.

     1.17 Hazardous Material shall mean any hazardous or toxic substance, material, waste or similar item which is regulated by local authorities, the state authorities, the federal government, the Nuclear Regulatory Commission, the Environmental Protection Agency, related state or local governmental agencies or their designees, including, but not limited to, any material, substance, waste or similar item which is defined by any of the following laws, amendments thereto and related regulations and amendments thereto:

           1.17.1 hazardous material as defined under the laws of any state in which the Real Property is located;

           1.17.2 hazardous substance as defined under Section 311 of the
Federal Water Pollution Control Act (33 U.S.C. Section 1317);

           1.17.3 hazardous water as defined under Section 1004 of the
Federal Resource Conservation and Recovery Act (42 U.S.C. Section
6901 et
seq.);

           1.17.4  hazardous waste substance as defined under
Section 101 of
the Comprehensive Environmental Response, Compensation and
Liability Act (42
U.S.C. Section 9601 et seq.);

           1.17.5 hazardous waste or toxic substance, waste, material, radioactive material, or any similar term in any rules and regulations, which are adopted by any administrative agency including, but not limited to the
Environmental Protection Agency, the Occupational Safety and Health Administration, the Nuclear Regulatory Commission and any such similar federal, state or local agency having jurisdiction over the Real Property, personal property or the Assets, whether or not such rules and regulations have the force of law; or

          1.17.6 hazardous or toxic waste, substance, material or similar item in any statute, regulation, rule or law enacted by local authorities, state authorities, and/or the federal government.

     1.18 Indemnified Party shall have the meaning ascribed to it in Section
9.3 of the Agreement.

     1.19 Indemnifying Party shall have the meaning ascribed to it in Section
9.3 of the Agreement.

     1.20 Laws shall mean any law, (whether statutory or otherwise), rule, regulation, ordinance, or decree of any governmental authority
(federal,
state, local or otherwise), including, without limitation, the Food and Drug
Administration, the Environmental Protection Agency, U.S.
Occupational Safety
and Health Administration, the Department of Transportation and the Nuclear
Regulatory Commission.

     1.21 Leased Property shall mean all real property in which each Seller has a leasehold or other non-ownership interest, which are identified on
Schedule 3.11.

     1.22 Liability shall mean an obligation, known or unknown, to a third party which will require a payment of money, or an obligation, known or unknown, which should be reflected in accordance with generally accepted accounting principles on the financial statements of Sellers, as the case may be, or their successors or assigns.

     1.23  Liquid Assets shall have the meaning ascribed to it in
Section 2.4
hereof.

     1.24 Net Liabilities shall have the meaning ascribed to it in Section
2.4 of the Agreement.

     1.25  Permits shall have the meaning ascribed to it in Section
3.20 of
the Agreement.

     1.26  Purchase Price shall have the meaning ascribed to it in
Section 2.2
of the Agreement.

     1.27 Real Property shall consist of land with improvements thereon and buildings owned by each Seller, which are identified on Schedule
3.13.

     1.28 Related Documents shall have the meaning ascribed to it in Section
3.3 of the Agreement.

     1.29 Related Transactions shall have the meaning ascribed to it in
Section 3.23 of the Agreement.

     1.30 Sellers shall have the meaning ascribed to it in the introductory paragraph of the Agreement.

     1.31  Syncor shall mean Syncor International Corporation,
Buyer's parent.

     1.32 Termination Date shall mean the date on which the Agreement is terminated pursuant to Section 10 hereof.

2.  Purchase and Sale of Assets.

     2.1 Upon the terms and subject to the conditions set forth in this
Agreement and in reliance upon the representations and warranties made herein by each party, on the Closing Date, Sellers agree to sell, grant, convey, assign, transfer and deliver to Buyer, and Buyer agrees to purchase and acquire from Sellers, all of the assets of every kind and nature of Sellers used or useful in the Business (the "Assets"), including, but not limited to those assets more particularly described in this Section 2.1, and wherever located, except for the Excluded Assets.

           2.1.1 All equipment, furniture, furnishings and fixtures owned or used by Sellers in the conduct of the Business, including, without limitation, that which is listed on Schedule 2.1.1 attached hereto;

           2.1.2 All inventories, supplies, spare parts and tools owned or used by Sellers in the conduct of the Business, including, without limitation, that which is listed on the schedule to be delivered by Sellers at Closing pursuant to Section 8.18;

           2.1.3 All cash and accounts receivable owned by Sellers, including, without limitation, all of such cash and accounts receivable which are listed on Schedule 2.1.3;

           2.1.4 All goodwill and other intangible property, including customer lists and other useful customer information, including, without limitation, all of those payors and referring physicians with which Sellers have written contracts and which comprise part of such customer lists which are listed on Schedule 3.15;

           2.1.5 All contracts and agreements with any suppliers that Sellers or any of Sellers' stockholders, directors, officers, employees or affiliates are a party that relate, in whole or in part, to the Business or Assets, all of which written agreements are listed on Schedule 3.15;

           2.1.6 All contracts and agreements with any customers, including, without limitation, patients, hospitals and managed care organizations, that
Sellers or any of Sellers' stockholders, directors, officers, employees or affiliates are a party that relate, in whole or in part, to the Business or
Assets, all of which, if written, are listed on Schedule 3.15;

           2.1.7 All property or equipment leases, rental agreements or facility rental agreements, and any property or equipment maintenance agreements associated therewith, and all security deposits thereunder, all of which are listed on Schedule 3.15;

           2.1.8 All licenses (including, without limitation, radioactive materials licenses and medical licenses), permits, all corporate names and fictitious business names, patents and trade and service marks, trade names, and copyrights, and all applications therefor, as well as all other intellectual property rights granted to or owned by Sellers, all of which are listed on either Schedule 2.1.8 or 3.15;

           2.1.9 All purchase orders for machinery and equipment, if any;

           2.1.10 Any and all Assigned Contracts not listed on any other schedule hereto, including, without limitation, any agreements with radiologists, all of which are listed on Schedule 3.15, except for customer and supplier contracts entered into in the normal course of business;

          2.1.11 All drawings, blueprints, specifications, designs and data, if any;

          2.1.12 All catalogues, brochures, sales literature, and promotional materials, if any;

          2.1.13 All legal, accounting and financial files, records, books and other documents;

          2.1.14  Those certain Secured Promissory Notes of Stephen
A.
Schulman to International Magnetic Imaging, Inc., each dated
December 26, 1995
in the principal amounts of $247,254.95 and $52,745.05, respectively, including all accrued interest thereon (the "Notes"); and

          2.1.15 All other assets and rights of every kind and nature, real or personal, tangible or intangible, which are in any way related to the
Business and owned by Sellers.

      2.2 Purchase Price. On the Closing Date, upon the terms and subject to the conditions set forth in this Agreement, and in consideration of the sale, conveyance, assignment, transfer and delivery of the Assets to Buyer, Buyer agrees to pay to Sellers the following which, for purposes of this Agreement, shall be referred to herein as the "Purchase Price":

         (a)$20,500,000, subject to adjustment as provided in subparagraph 2.4 hereof (the "Cash Portion of the Purchase Price"); and

         (b)The assumption of the Assumed Liabilities.

      2.3 Payment Terms. The Purchase Price shall be paid by Buyer to Sellers at the Closing, as follows:

         (a) The Cash Portion of the Purchase Price shall be paid to each
Seller (or its designees, including the payment of Sellers' finder's fee as provided in Paragraph 3.24 hereof), in the respective amounts set forth on
Schedule 2.3(a) hereto, by wire transfer of immediately available funds to a bank account(s) designated by each Seller.

         (b) By Buyer's execution of the Bill of Sale, Assignment and
Assumption Agreement.

      2.4  Adjustment.

          2.4.1 On the day immediately prior to the Closing Date, IMI of
Delaware shall deliver to Buyer a Schedule 2.4 certified by its Chief
Financial Officer, setting forth, as of the close of business on the last business day immediately preceding the Closing Date, (a) the amount of each
Assumed Liability, and (b) the amount of cash on hand (for these purposes, to include all cash security deposits and prepaid expenses) and accounts receivable of Sellers (the "Liquid Assets"). If the difference between the
Assumed Liabilities and the Liquid Assets, all as set forth on such Schedule
(the "Net Liabilities") exceeds $12,500,000, the Cash Portion of the Purchase
Price shall be reduced by an amount equal to the amount of any such excess.
If the Net Liabilities set forth on such Schedule are $12,500,000 or less, there shall be no adjustment in the Cash Portion of the Purchase Price. If the Net Liabilities set forth on such Schedule are in excess of $13,500,000,
Sellers or Buyer may elect to terminate this Agreement.

          2.4.2 The Purchase Price shall be adjusted on the Closing Date to reflect a reduction thereof in an amount equal to the legal fees and disbursements of Buyer's bankruptcy counsel which were incurred in connection with proceedings relating to certain involuntary bankruptcy petitions filed against certain affiliates of Sellers on October 22, 1998 in the U.S.
Bankruptcy Court, Southern District of Florida, subject to Buyer's delivery to
Sellers on or prior to the Closing Date of copies of bills and/or statements therefor.

     2.5  Taxes; Proration.

          2.5.1 Sellers shall be responsible for the payment of any and all federal, state, local or foreign income, franchise, sales and other similar taxes, liabilities or deficiencies of Sellers (including, without limitation, any penalties and/or interest thereon) which are based upon Sellers' receipt of the proceeds from the sale of the Assets hereunder regardless of the period to which such liabilities, deficiencies, penalties and/or interest relate.

          2.5.2 All applicable taxes, utility charges, insurance and other payments made by Sellers with respect to the Real Property prior to the
Closing Date and all rental payments made by Sellers with respect to the
Leased Property prior to the Closing Date shall be pro-rated between the Buyer and Sellers as of the Closing Date, solely to the extent prepaid by Sellers prior to the Closing Date and as set forth on Schedule 2.5.2 to be delivered to Buyer on or prior to the Closing Date. All security deposits with respect to the Leased Property shall be transferred to Buyer by Sellers on the Closing
Date.

     2.6 Liabilities and Obligations Not Assumed. Notwithstanding any other term of this Agreement to the contrary, Sellers shall retain liability and be responsible for, and Buyer shall have no liability for, any and all liabilities of Sellers, other than the Assumed Liabilities or liabilities in connection with agreements which are assigned to Buyer under this Agreement or as otherwise expressly provided for in this Agreement, including, but not limited to:

           2.6.1  Taxes. Any and all taxes referred to in Section
2.5 hereof.

           2.6.2  Subordinated Debt. Any subordinated debt of
Sellers,
including all accrued interest thereon.

           2.6.3  Amounts Due Affiliates. Any amounts due from
Sellers to
Sellers' parents, subsidiaries or other entities owned or controlled by
Sellers, or officers, directors, shareholders, agents or employees thereof.

           2.6.4 Obligations to Employees. Any and all obligations of Sellers to their officers, directors, employees and/or agents, whether for compensation, fringe benefits, employee benefit or retirement plans, severance compensation, or any other reason, including, without limiting the generality of the foregoing, any obligation of Sellers to any employee retirement or benefit plan or to any governmental entity for amounts relating to payroll withholding, other than obligations to any of such individuals arising out of the employment or engagement of such individuals by Buyer, or the transfer to and assumption by Buyer of the Plans, on and after the Closing Date.

           2.6.5  Willful Misconduct; Fraud; Crimes. All
liabilities and
obligations of Sellers arising as a result of the willful misconduct, fraud, or criminal actions of any of Sellers or their officers, directors, shareholders, employees, agents or representatives.

           2.6.6 Undisclosed Liabilities. Any Liability of Sellers which is not disclosed to Buyer, including, but not limited to, Liabilities relating to claims with respect to Hazardous Materials, arising out of circumstances occurring prior to the Closing and regardless of when such claim is first asserted.

            2.6.7 Other Expenses. Any legal, accounting, brokerage or other expenses of whatsoever kind or nature incurred by Sellers or its officers, directors, stockholders, employees or agents, or any parent, subsidiary or entity owned or controlled by Sellers, in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, Buyer shall be responsible for the payment of all legal fees for general corporate services rendered to Sellers which comprise part of the Assumed Liabilities, including the amounts thereof which are set forth on Exhibit A and Schedule
2.4 hereto
(which will exclude all legal fees of Sellers incurred in connection with the transaction contemplated by this Agreement), which legal fees for general corporate services rendered to Sellers shall be paid by Buyer to the payees thereof at Closing.

     2.7 Assigned Contracts. Set forth on Schedule 3.15 is a list of the
Assigned Contracts. Schedule 3.15 indicates opposite each Assigned Contract set forth thereon, those contracts as to which Seller will not be required to obtain consents to the assignment thereof and Sellers make no representation or warranty as to the assignability of such contracts.

     3.0 Representations and Warranties of Sellers. Sellers represent and warrant to Buyer as follows:

     3.1 Formation, Capacity. Each Seller has been validly formed under the laws and regulations of the state of its formation. Except with respect to
MRI-NET, each Seller is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other jurisdictions in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except for those jurisdictions where failure to be so qualified, individually or in the aggregate, would not have a material adverse effect on the Business.
Each Seller has all requisite corporate power and authority to own its properties related to the Business and to carry on the Business as now conducted. None of the Sellers is in default with respect to any order of any court, governmental authority or arbitration board or tribunal related to the
Business to which such Seller is a party or is subject, nor is any Seller, except MRI-NET, in violation of any laws, ordinances, governmental rules or regulations which would have a material adverse effect on the Business.

     3.2 Good Standing. Each Seller, except MRI-NET, is in compliance with all local, state and federal laws, regulations, statutes and ordinances in every jurisdiction in which it does business. Specifically, each Seller, except MRI-NET, is licensed and qualified to do business as a foreign corporation or foreign limited partnership as required. Moreover, no Seller, except MRI-NET, is in default with respect to any order of any court, governmental authority or arbitration board or tribunal, and each Seller is in compliance with the rules and regulations of all local, state and federal governmental agencies which regulate any aspect of the Business.

     3.3 Authorization, Validity and Effect of Agreements. The execution and delivery by each Seller of this Agreement and all agreements and documents contemplated hereby (the "Related Documents"), and the consummation by them of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate actions, including stockholder approval. This
Agreement constitutes, and all Related Documents when executed and delivered by each Seller and Buyer pursuant to this Agreement for value received will constitute, valid and legally binding obligations of Sellers enforceable in accordance with their terms, except as enforceability may be limited by equitable principles and applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, bulk sales, preference, equitable subordination, marshaling or other similar laws of general application now or hereafter in effect relating to the enforcement of creditors' rights generally.

     3.4  Consents and Approvals. Except as set forth in Section
3.3 above or
on Schedule 3.4 or Schedule 3.15 hereto, there is no authorization, consent, order or approval of, or notice to or filing with, any individual, entity or federal or state authority required to be obtained or given in order for each
Seller to consummate the transactions contemplated hereby and fully perform its obligations hereunder, excluding, however, any authorization, consent, order, approval, notice or filing which Buyer is required to obtain or give.

     3.5 Absence of Conflicts. Except as set forth on Schedule 3.5 or
Schedule 3.15 hereto, the execution, delivery and performance by each Seller of this Agreement and the Related Documents, and the consummation by each
Seller of the transactions contemplated hereby and thereby will not, with or without the giving of notice or lapse of time, or both, (i) to the best of
Sellers' knowledge, violate any provision of law, statute, rule or regulation to which such Seller is subject, (ii) violate any order, judgment or decree applicable to such Seller, (iii) conflict with or result in a breach or default under any term or condition of any of the formation documents of such
Seller, or any agreement or other instrument to which such Seller is a party or by which it is bound, or to which any of the Assets are subject,
(iv)
result in the creation or imposition of any lien, pledge, claim, security interest or encumbrance of any nature whatsoever on the Assets, or
(v) cause, or give any person grounds to cause, the maturity of any Liability to be accelerated, or increase any Liability.

     3.6 Financial Statements. Sellers have previously delivered to Buyer true, complete and correct copies of their combined audited balance sheets as of December 31, 1996 and the related combined audited statements of income, statements of stockholders' equity and statements of changes in financial position for the period ending on such date, and their respective combined unaudited balance sheets as of December 31, 1997 (the "Financial Statement
Date"), and the related combined unaudited statements of income, statements of stockholders' equity and statements of changes in financial position for the periods ending on such date (collectively, including the footnotes thereto, the "Financial Statements"). Sellers represent and warrant that the Financial
Statements fully and fairly set forth the financial condition of Sellers as of the dates indicated, and the results of its operations for the periods indicated, all on a combined basis in accordance with generally accepted accounting principles consistently applied, except as otherwise stated therein. Further, the Financial Statements contain no material misstatements or omissions that would be required to be disclosed for financial reporting purposes.

     Except as set forth on Schedule 3.8, all accounts and notes receivable of each Seller reflected on the Financial Statements (other than Excluded
Assets) are, and all accounts receivable subsequently accruing to the Closing
Date will be, (a) valid and genuine and generated from the provision of services by Sellers in the normal course of business, (b) to the best of each
Sellers' knowledge, subject to no known defenses, set-offs or counterclaims
(except customary reserves and allowances consistent with past practices).
Sellers have no notes receivable, other than intercompany notes receivable which are not included in the Assets and the Secured Promissory Notes dated
December 26, 1995, in the principal amounts of $247,254.95 and $52,745.05, respectively, including all accrued interest thereon, of Dr.
Stephen A.
Schulman to IMI of Delaware. Sellers have not changed the accounting treatment with respect to their accounts receivable as set forth on the
Financial Statements subsequent to the Financial Statement Date.

     3.7  Absence of Undisclosed Liabilities.

          3.7.1 The Sellers have no liabilities or obligations whatsoever related to the Business for which the Buyer will be liable in accordance with the terms hereof, either accrued, absolute, contingent or otherwise, which are not reflected or provided for in the Financial Statements, or those arising after the Financial Statement Date which are in the ordinary course of business, in each case in normal amounts and none of which would have a material adverse affect on any Seller or the Business.

          3.7.2 Except as otherwise disclosed in this Agreement or in any schedule hereto, as of the Closing Date, no Seller knows of any basis for the assertion against any Seller of any claim or Liability relating to the Assets and/or Business, or is aware of any occurrence or fact that has or might adversely affect any of the Assets or the Business.

     3.8 Current Liabilities/Receivables. Except as set forth on Schedule
3.8, or in the Financial Statements, the accounts receivable and trade accounts payable of each Seller as of the Financial Statement Date, and those incurred between the Financial Statement Date and the Closing Date are or will be incurred or realized in the ordinary course of business and are or will be in amounts consistent with historical levels of accounts receivable and trade accounts payable of each Seller.

      3.9  Absence of Certain Changes or Events.  Except as
contemplated by
this Agreement or as set forth in Schedule 3.9 or any other
schedule hereto,
since the Financial Statement Date, there has not been (a) any material
damage, destruction or casualty loss to the properties or assets of any Seller
which has not been repaired, replaced or corrected (whether or not covered by
insurance); (b) any material adverse change in the business, assets,
properties, operations, prospects or financial condition of any
Seller, or, to
Sellers' knowledge, any fact or condition which could cause such a change; (c)
any entry into any transaction, commitment or agreement (including, without
limitation, any borrowing) material to any Seller, or outside the ordinary
course of business; (d) any increase in the rate or terms of compensation
payable or to become payable by any Seller to any directors, officers or
employees, or any increase in the rate or change in the terms of any
employment agreement or compensatory arrangement, or any bonus, pension,
insurance or other employee benefit plan, or any payment or benefit made to or
for any such director, officer or employee, except for any of the foregoing
which are in the ordinary course of business and excluding, for these
purposes, Lewis Schiller, Stephen A. Schulman and George Mahoney;
(e) any
sale, transfer or other disposition of any asset of any Seller to any party,
except for any of the foregoing in the ordinary course of business consistent
with past practices; (f) any termination or waiver of any rights of material
value to any of the businesses of each Seller; (g) any material failure by any
Seller to pay its accounts  payable or other obligations in the ordinary
course of business consistent with past practices; (h) any capital expenditure
for additions to property or equipment by any Seller in excess of
$50,000
other than in the ordinary course of business; (i) any pledge of any of the
Assets of any Seller or, to the best of Sellers' knowledge, any action or inaction which would subject any such Asset to any lien, security interest, mortgage, pledge, claim, charge or other encumbrance; (j) the incurrence of any material Liability or obligation by any Seller, except for liabilities incurred in the ordinary course of business and consistent with past practices; (k) any actual, or to each Seller's knowledge threatened, termination or cancellation of, or modification or change in, any business relationship with any customer or customers of any Seller or other agreement or arrangement involving or related to the Assets of any Seller where such event would have a material, adverse effect on the business of such Seller;
(l) any cancellation of a debt due to or a claim of any Seller, other than by payment or other satisfaction; (m) any material failure of any Seller to perform, or any default by any Seller under, any material agreement, obligation or covenant to which it is or was bound; (n)any material change in any method of accounting or accounting practice, principle or procedure; (o) any action or inaction which might cause any Seller to incur any material tax liability out of the ordinary course of business; or (p) any agreement, whether in writing or otherwise, to take any action described in this Section.

     3.9 For purposes of this Section (other than (h) above), the word
"material" shall mean any matter which could create a single claim, obligation or encumbrance on the Assets of any Seller in excess of $50,000 or, when aggregated with any other damage or loss sustained by Buyer from any breach or default of this Section 3, does not exceed $100,000.

     3.10 Taxes. Each Seller has: (i) duly and timely filed or caused to be filed all federal, state, local and foreign tax returns (including, without limitation, consolidated and/or combined tax returns) required to be filed by it prior to the date of this Agreement which relate to each Seller, or with respect to which each Seller or the Assets are liable or otherwise in any way subject; (ii) paid or fully accrued for all taxes shown to be due and payable on such returns (which taxes are all the taxes due and payable under the laws and regulations pursuant to which such returns were filed); and
(iii) properly
reserved on the Financial Statements for all such taxes accrued in respect of each Seller or the Assets for periods subsequent to the periods covered by such returns to the extent required by generally accepted accounting principles. No notice of deficiency in payment of taxes for any period has been received by any Seller from any taxing body and remains unsettled as of the date of this Agreement. Copies of all federal, state, local and foreign income (or franchise) tax returns of each Seller have been made available for inspection by Buyer.

     3.11 Title to the Assets. Each Seller has good and marketable title to the Assets, free and clear of all security interests, mortgages, encumbrances, liens, charges or adverse claims of any kind or character, except as specifically listed on Schedule 3.11. Except as indicated in
Schedule 3.11,
none of the Assets is held under any lease or conditional sales contract. All machinery and equipment transferred to Buyer at the Closing as part of the
Assets will be in good operating order and condition, free of all material defects, will have been properly maintained in accordance with all service and maintenance agreements relating thereto and will be fit for operation in the ordinary course of business.

     3.12 Property. The Assets constitute all of the assets owned by the
Sellers and/or utilized by Sellers to conduct their Business as presently conducted, including, without limitation, all real and personal property of any kind or character, all machinery, equipment, furniture, fixtures and supplies, all intangible property, and all accounts receivable of Sellers. In accordance with Section 8.19, each Seller agrees to provide Buyer with a list of fixed assets setting forth the book value of same as of the last day of the month prior to the Closing, and, if available, the original purchase price therefor. Except as set forth in this Agreement or on any Schedule hereto, there exists no condition, restriction, reservation or encumbrance known to
Sellers affecting the title to the Assets which would prevent Buyer from utilizing the Assets, or any part thereof, after the Closing, to the same full extent that any Seller utilized the same prior to the sale and transfer contemplated hereby.

     3.13 Real Estate. Schedule 3.13 contains a list and accurate description of all Real Property and any lien, charge or encumbrance thereupon. To the best knowledge of Sellers, the improvements upon such properties owned by Sellers and the use thereof by each Seller conforms in all material respects, to all applicable public and private covenants, conditions and restrictions, zoning ordinances, conditional use permits, building codes and other state, federal and local ordinances, including without limitation environmental laws, ordinances and regulations. Except as set forth on
Schedule 3.13 hereto, no claims, charges or notice of violations have been filed, served, made, or to the best of each Seller's knowledge, threatened, orally or in writing, against or relating to any such property or any of the operations conducted at any such property (currently or in the past) as a result of (i) any violation or alleged violation of any applicable ordinances, requirements, regulations, zoning laws, restrictive covenants, conditions or restrictions, or (ii) as a result of any encroachment on the property of others. Each Seller has good and marketable title to, and is in possession of or has control over, all of its real and personal property, none of which is held under or subject to any mortgage, pledge, lien, lease, encumbrance, conditional sales contract or other security arrangement except to the extent described in Schedule 3.11 hereto. No condemnation or eminent domain proceedings are pending, or, to the best knowledge of Seller, are threatened with respect to any Real Property.

     3.14 Insurance. Attached hereto as Schedule 3.1 is a schedule of insurance maintained by Sellers as of the date hereof. Each Seller keeps all of its businesses, operations and properties insured against loss or damage, to the extent of insurance currently in effect, with insurers believed by
Sellers to be financially responsible.

     3.15  Contracts and Commitments.

           3.15.1 Other than customer and supplier contracts entered into in the ordinary course of business, and except as set forth on any other schedule hereto including Schedule 3.15, no Seller is a party to any material agreements, contracts, guarantees, commitments, restrictions or instruments of any kind ("Contracts"). Those Contracts being assigned to and assumed by
Buyer at the Closing are set forth on Schedule 3.15 (the "Assigned Contracts"). True and correct copies of all Assigned Contracts listed on such schedules hereto have been delivered to Buyer. Each Assigned Contract to which a Seller is a party is a valid and binding obligation of such Seller, enforceable in accordance with its respective terms, except that enforceability may be limited by equitable principles and applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, bulk sales, preference, equitable subordination, marshaling or other similar laws of general application now or hereafter in effect relating to the enforcement of creditors' rights generally, and is in full force and effect; and each
Seller is in compliance with all material terms of the Assigned
Contracts.
Assuming full performance by the parties consistent with past practice, none of the Assigned Contracts, either individually or in the aggregate, have, or may have to the best of Sellers' knowledge, a material, adverse effect on the
Assets. Except as set forth on Schedule 3.15, no allegation or notice of default of any Assigned Contract has been received by any Seller, and to the best of each Seller's knowledge, no other party to any of the Assigned
Contracts is in default or breach thereof in any material respect.

          3.15.2  No Seller has given any power of attorney
(whether revocable
or irrevocable) to any individual or entity which is currently in force and effect.

          3.15.3 Except as set forth on Schedule 3.15, no Seller is in default in any material respect, and to the best of Sellers' knowledge, there is no basis for any valid claim of default, in any respect under any of the
Assigned Contracts. No Seller has any knowledge that the other parties to such contracts will not fulfill their obligations under such contracts in all material respects or are threatened with insolvency.

          3.15.4 Other than as may be provided by applicable law, there are no express or implied warranties (excluding third party manufacturer's warranties) outstanding with respect to any services provided to patients by any of the Sellers.

     3.16  Labor Controversies.  Except as set forth on Schedule
3.16, (a) no
Seller is a party to any collective bargaining agreement which relates in any
way to the Business;  (b) no controversies exist between any Seller and any of
their employees which if adversely determined, might reasonably be expected to
materially adversely affect the conduct of the Business, and there are no
unresolved labor union grievances or unfair labor practice or labor arbitration proceedings pending or, to the best of Sellers' knowledge, threatened relating to the Business, and to the best of Sellers'
knowledge, no
organizational efforts are presently being made or threatened involving any of
the Sellers' employees, and   no Seller has received notice of any
claim
that such Seller has not complied with any laws relating to the employment of labor, including any provisions relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination and employment safety, or that such
Seller is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

     3.17 Litigation. Except as set forth in Schedule 3.17, there is no single action, suit or proceeding with respect to any Seller involving claims by or against any Seller or the Assets in excess of $50,000 or, when aggregated with any other damage or loss sustained by Buyer from any breach or default of this Section 3, does not exceed $100,000. which are pending or, to the best of Sellers' knowledge, threatened, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality and, to the best of Sellers' knowledge, no basis for any such action, suit or proceeding exists.

    3.18 Compliance with Laws. Except as set forth on Schedule 3.18, to the best of Sellers' knowledge, each Seller is in compliance with all applicable
Laws in respect of its operations, Real Property, machinery, equipment, all other property, practices and all other aspects of the Business.
No Seller
has received any notification of any asserted present failure of it to comply with any Law.

     3.19 Employee Benefits. With respect to employee benefit plans adopted by each Seller, including without limitation plans which are "employee pension benefit plans" or "employee welfare benefit" plans within the meaning of
Sections 3(1) and 3(2), respectively, of ERISA (the "Plans"), all of which are set forth on Schedule 3.15, no Seller, nor any entity affiliated with any
Seller, has failed to make any required contribution or other required payment to any such Plan, including any such failure pursuant to which a lien may arise by operation of law against the Assets of any Seller, including without limitation liens arising under Sections 302(f)(4) or 4068(b) of ERISA.

     3.20 Licenses and Permits. Each Seller, except MRI-NET, has all governmental licenses and permits and other governmental authorizations and approvals currently required for the conduct of its businesses as presently conducted ("Permits"). Schedule 2.1.8 hereto includes a list of all Permits.
Notwithstanding any provision in this Agreement to the contrary, Sellers make no representation or warranty as to whether MRI-NET has obtained all necessary
Permits or operates its business in compliance with all applicable laws, rules and regulations. However, the foregoing exclusion shall not limit or reduce in any way Sellers' obligations under Section 9 below.

     3.21 Relations With Suppliers and Customers. No Seller is required to provide any bonding or other financial security arrangements in connection with any transaction with any customer or supplier. To the best of each
Seller's knowledge, no supplier of any Seller will cease to do business with it after the consummation of the transactions contemplated hereby, to the extent that the failure to continue such business would have a material, adverse effect on the Business of any Seller as currently conducted, either individually or taken as a whole; and no payor or referring physician has notified any Seller that it will cease to do business with such Seller after the consummation of the transactions contemplated hereby, to the extent that the failure to continue such business would have a material adverse effect on the Business of any Seller as currently conducted, either individually or taken as a whole. While each Seller knows of no supplier who will cease to do business with such Seller, following consummation of the Closing, it is possible that some of such suppliers may cease to do business with Buyer on the grounds that Buyer is a competitor of such supplier, or otherwise.

     3.22  Employment Matters.  All written employment contracts and all
written pension, bonus, profit sharing, stock option, life, health, retirement
welfare, or other agreements or arrangements providing for employee remuneration or benefits to which any Seller is a party or by which it is bound are in full force and effect and have previously been
disclosed to
Buyer.  There are no  oral contracts or arrangements of the type described in
the preceding sentence with respect to Sellers' employees, which have not
previously been disclosed to Buyer.  There have been no claims of defaults,
and to the best of any Seller's knowledge, there are no facts or conditions
which if continued, or with the giving of notice, will result in a default
under these contracts or arrangements (excluding, for these
purposes,
employment agreements between Sellers and Lewis Schiller, Stephen
A. Schulman
and George Mahoney).   Sellers have delivered to Buyer a copy of
its employee
manual.

     3.23 Related Transactions. Except as reflected in the Financial
Statements and except as set forth on Schedule 3.23, no Seller has made or entered into any contract, lease, commitment, arrangement or understanding with any of its officers, directors, employees, shareholders or partners or with any affiliate or associate of any of the foregoing, under which any
Seller has continuing obligations except for existing compensation arrangements (including bonuses) with each of Sellers' officers ("Related
Transactions").

     3.24 Brokers and Finders. Sellers shall pay any and all brokerage fees, commissions or finders' fees charged by any broker, finder or investment banker employed or engaged by Sellers in connection with this Agreement or the transactions contemplated hereby. By separate agreement between Sellers and George W. Mahoney ("Mahoney"), Sellers have agreed to pay Mahoney a finder's fee in connection with this transaction and will advise Buyer, in writing prior to the Closing, of the amount to be deducted from the Purchase
Price and paid directly to Mahoney at Closing.

     3.25  Patents, Trademarks, Licenses Etc.  Except for normal usage
licenses associated with Sellers' equipment and software and as otherwise set
forth on Schedule 2.1.8 hereto, there are no domestic and foreign patents,
trademarks, service marks, trademark registrations, logos, trade names,
assumed names, copyrights and copyright registrations or
applications
therefor, or license agreements presently owned or held by any
Seller or under
which any Seller owns or holds any license, or in which any Seller owns or
holds any material direct or indirect interest; and Sellers do not believe
that there are any others necessary for the conduct of the business of any
Seller as currently conducted.   Upon consummation of the
transactions
contemplated hereby, Buyer will acquire the rights held by each Seller in each item described in Schedule 2.18. Schedule 2.18 also includes all names and logos of Sellers to be transferred hereunder. Except as set forth on Schedule
2.18, no Seller has any registered logos, trade names or assumed names.

     3.26 Books and Records. The books and records of each Seller have been maintained in accordance with generally accepted accounting principles and consistent with past practices, and accurately reflect in all material respects the business, assets, properties, rights, obligations, liabilities and operations of each Seller.

     3.27 Full Disclosure. Each Seller has disclosed pursuant to this
Agreement all facts material to the business, operations, assets or condition
(financial or otherwise) of each Seller. No representation or warranty to
Buyer contained in this Agreement, and no statement contained in the disclosure schedules to this Agreement, any certificate, list or other writing furnished to Buyer pursuant to the provisions hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

     3.28 Effect of Certificates. All certificates of the Sellers and their officers delivered hereunder shall be deemed to be additional representations and warranties of the Sellers.

     3.29  Hazardous Materials.  Except as set forth on Schedule
3.29 and in
the ordinary course of business consistent with past practice and in full compliance with all environmental laws, regulations, and ordinances, to
Sellers' best knowledge: (I) there has been no Hazardous Material placed or released on or within the Real Property, whether such Hazardous Material was placed by generation, spill, release, discharge, treatment, disposal or storage, and (ii) no Hazardous Material has penetrated or otherwise contaminated any soils or waters including, but not limited to, streams crossing or abutting the Real Property or the aquifer underlying the Real
Property.

     3.30 Notice and Cure. Prior to Sellers being deemed to be in breach or default of any of their foregoing representations and warranties, Sellers shall be entitled to receive notice of any claimed breach or default thereof, which notice will specify with particularity the basis for any such claimed breach or default, and the opportunity to cure the same within thirty (30) days after the receipt of any such notice (or within such longer period of time as may be necessary to cure any such claimed breach or default, provided that Sellers have commenced to attempt to cure such claimed breach or default within such thirty (30) day period and are diligently prosecuting such cure).

     3.31 Materiality Standard. All of Sellers' representations and warranties contained in this Section 3 shall be subject to the following materiality standard. Sellers shall not be deemed to be in breach or default of any of such representations or warranties unless Buyer sustains damage or loss therefrom in an amount in excess of $50,000 in the case of any single representation or warranty or $100,000 in the aggregate.

4. Representations and Warranties of Buyer. Buyer represents and warrants to each Seller as follows:

     4.1 Corporate Capacity. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all the requisite corporate power and authority to enter into this Agreement.

     4.2 Effect of Agreement. The execution and delivery by Buyer of this
Agreement and all Related Documents, and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate actions. This Agreement and all Related Documents when executed and delivered by each Seller and Buyer pursuant to this Agreement for value received will constitute valid and legally binding obligations of Buyer enforceable in accordance with their terms, except that enforceability may be limited by equitable principles and applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, bulk sales, preference, equitable subordination, marshaling or other similar laws of general application now or hereafter in effect relating to the enforcement of creditors' rights generally.

     4.3  Consents and Approvals.  Except as set forth in Section
4.2 above or
on Schedule 4.3 hereto, there is no authorization, consent, order or approval of, or notice to or filing with, any individual or entity required to be obtained or given in order for Buyer to consummate the transactions contemplated hereby and fully perform its obligations hereunder, excluding, however, any authorization, consent, order, approval or filing which any
Seller is required to obtain or give.

     4.4 Absence of Conflicts. The execution, delivery and performance by
Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (I) violate any provision of law, statute, rule or regulation to which Buyer is subject, (ii) violate any order, judgment or decree applicable to Buyer or (iii) conflict with, or result in a breach or default under, any term or condition of the Certificate of Incorporation or
By-Laws of Buyer or any agreement or other instrument to which Buyer is a party or by which Buyer is bound.

     4.5 Litigation and Administrative Proceedings. There is no claim, action, suit, proceeding or investigation in any court or before any governmental or regulatory authority pending, or to the best of Buyer's knowledge threatened, at law or in equity, against or affecting Buyer which seeks to enjoin or obtain damages in respect of the transactions contemplated hereby. To the best of Buyer's knowledge, there is no basis for any such claim, action, suit, proceeding or investigation.

     4.6 Brokers and Finders. Neither Buyer nor its officers, directors, employees, affiliates or associates has employed any broker, finder or investment banker, or incurred any liability for any brokerage fees, commissions or finders' fees in connection with this Agreement or the transactions contemplated by this Agreement.

     4.7 Full Disclosure. Buyer has disclosed pursuant to this Agreement all facts material to the business, operations, assets or condition (financial or otherwise) of Buyer. No representation or warranty to Sellers contained in this Agreement, and no statement contained in the disclosure schedules to this
Agreement, any certificate, list or other writing furnished to Sellers pursuant to the provisions hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

     4.8 Effect of Certificates. All certificates of Buyer and its officers delivered hereunder shall be deemed to be additional representations and warranties of Buyer.

     4.9 Notice and Cure. Prior to Buyer being deemed to be in breach or default of any of its foregoing representations and warranties, Buyer shall be entitled to receive notice of any claimed breach or default thereof, which notice will specify with particularity the basis for any such claimed breach or default, and the opportunity to cure the same within thirty (30) days after the receipt of any such notice (or within such longer period of time as may be necessary to cure any such claimed breach or default, provided that Buyer has commenced to attempt to cure such claimed breach or default within such thirty
(30) day period and are diligently prosecuring such cure).

     4.10 Employees. Buyer acknowledges that Sellers have made no representation or warranty with respect to Buyer's ability to employ any of
Sellers' employees on and after the Closing Date or, if employed, the terms of employment thereof.

5. Covenants of Sellers. From the date hereof to Closing, each Seller will:

      5.1 conduct its Business only in the ordinary and usual course making all payments, other than those specifically prohibited hereunder, as and when the same become due and payable, consistent with past practice;

      5.2 use all reasonable efforts to keep intact its business organizations and goodwill;

      5.3 unless otherwise agreed to in writing, use its best efforts to keep available the services of its employees and maintain good relationships with suppliers, lenders, creditors, distributors, employees, customers, and others having any business or financial relationship with Seller. Buyer acknowledges that Sellers are currently in litigation with their Chief Executive Officer and, notwithstanding any term or provision of this Agreement to the contrary,
Sellers make no representation or warranty as to whether Buyer will be able to retain such individual on and after the Closing Date;

      5.4 continue to properly and to promptly file when due all federal, state, local, foreign, and other tax returns, reports, and declarations required to be filed by it, and will pay, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by each Seller, unless disputed by Sellers;

      5.5 comply with all laws and regulations applicable to it and its operations;

      5.6 maintain in full force and effect the insurance coverages presently in effect;

      5.7 not enter into any material contract, agreement, commitment, or understanding material to any Seller, outside the ordinary course of business or terminate any Assigned Contract except in the ordinary course of business consistent with past practice (it being understood, however, that the employment agreement between IMI of Delaware and its current Chief Executive
Officer may be terminated);

      5.8 not incur any material obligation or Liability (fixed or contingent), except normal trade or business obligations incurred in the ordinary course of business and consistent with past practice or with respect to obligations or liabilities which are not Assumed Liabilities, none of which will be materially adverse to the Business, and except in connection with this
Agreement and the transactions contemplated herein;

      5.9 as to any Assumed Liabilities, not discharge or satisfy any lien, security interest or encumbrance or not pay any obligation or Liability (fixed or contingent), other than in the ordinary course of business and consistent with past practice;

      5.10 not mortgage, pledge or subject to any lien, security interest or other encumbrance, any of the Assets (other than mechanic's, materialman's and similar statutory liens arising in the ordinary course of business);

      5.11 not transfer, lease or not otherwise dispose of any of the Assets except for a fair consideration in the ordinary course of business and consistent with past practice or, except in the ordinary course of business and consistent with past practice, acquire any assets or properties, unless any such transfer, lease, disposition or acquisition does not materially adversely affect the operation of the Business;

      5.12 as to the Assumed Liabilities, not cancel or not compromise any material debt or claim, except in the ordinary course of business and consistent with past practice;

      5.13 not waive or not release any rights of material value with respect to the Assets or the Assumed Liabilities;

      5.14 except pursuant to those contracts which are not being signed or transferred to Buyer, not transfer or not grant any rights under any contracts, concessions, leases, permits, licenses, intellectual property, or proprietary information or know-how, except in the normal course of business consistent with past practice;

      5.15 not make or grant any wage or salary increase applicable to any group or classification of employees generally, enter into any employment contract with, or make any loan to, or enter into any material transaction of any other nature with any officers or employees of Sellers, except in the ordinary course of business consistent with past practice. Notwithstanding the foregoing, Sellers shall not be prohibited from entering into any agreement or arrangement with any officer or employee with respect to bonus compensation payable from the proceeds of the Purchase Price or from making payments to its Chief Executive Officer in settlement of presently pending disputes with him.

      5.16 not enter into any transaction, contract or commitment outside the ordinary course of business, except this Agreement and the transactions contemplated hereby, and those necessary or desirable to carry out the intentions of this Agreement;

      5.17 not cause any casualty loss or damage (whether or not such loss or damage is covered by insurance) which materially affects such Seller;

      5.18 not amend its formation documents other than to change its corporate name on or before the Closing Date and shall not use, after the
Closing Date, the name "International Magnetic Imaging, Inc.", or any other name currently being used by Sellers. Notwithstanding the foregoing, (a)
Sellers shall be permitted to use the names currently being used by them for a period of thirty (30) days after the Closing Date for Sellers' bank accounts, and (b) to the extent requested by Buyer, not change or cancel any Permit;

      5.19 not split, combine, or reclassify any of its outstanding securities, or declare, set aside, or pay any dividend or other distribution on, or make or agree or commit to make any exchange for or redemption of any such securities payable in cash, stock or property, in each case in a manner which would, impair the consummation of the transactions contemplated by this
Agreement. Notwithstanding the foregoing, Sellers shall not be precluded from making any payments on existing indebtedness to their parents or affiliates, in the normal course of business and consistent with past practice, nor will
Sellers be prevented from making any payments with respect to their outstanding securities from the proceeds of the sale of the Assets;

      5.20 not issue or agree to issue any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, and not enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing, in each case in a manner which would, impair the consummation of the transactions contemplated by this Agreement;

      5.21 not create, incur, or assume any long-term or short-term indebtedness for money borrowed with respect to the Assets, or make any capital expenditures or commitment for capital expenditures in an amount exceeding $100,000 in the aggregate;

      5.22 not adopt, enter into, or amend any bonus, profit sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination, or any other employee benefit plan, agreement, trust fund, or arrangement for the benefit or welfare of any officer, director, or employee, or agree to any material (in relation to historical compensation) increase in the compensation payable or to become payable to, or any increase in the contractual term of employment of, any employee except, with respect to employees who are not officers or directors, in the ordinary course of business in accordance with past practice, and in each case except for agreements which would provide for payments made from the proceeds of the sale contemplated by this Agreement, to any Seller after the consummation of the transactions contemplated by this Agreement, or to any of
Lewis Schiller, Stephen A. Schulman or George Mahoney;

      5.23 not assign, sell, lease, mortgage, encumber, or otherwise dispose of or grant or enter into any agreement to, or negotiate with any third party with respect to granting, any interest in any of the Assets except for sales, encumbrances, and other dispositions or grants of or with respect to the
Assets in the ordinary course of business and consistent with past practice, and, except for liens for taxes not yet due or liens or encumbrances that are not material in amount or effect and do not impair the use of the Assets;

      5.24 not enter into any agreement, commitment, or understanding, whether in writing or otherwise, in breach of any of the matters referred to in subsections 5.1 through 5.23 above;

      5.25 not hold any meetings of its Board of Directors, or any committee thereof, or of its stockholders, without having invited a representative selected by Buyer to attend the same;

      5.26 not make any payments, whether on account of previously incurred liabilities or otherwise, to any affiliated entity or individual other than payments to SIS Capital Corp. with respect to existing indebtedness in a manner consistent with past practice and for salary, bonus and benefits to officers, directors and employees which, with respect to each such officer, director or employee, shall not be outside the ordinary course of any Seller's business;

      5.27 each Seller shall: (I) afford to Buyer and to its officers, employees, accountants, counsel and other authorized representatives reasonable access, throughout the period prior to the earlier of the Closing
Date or the Termination Date, to its facilities, properties, books and records; (ii) use its best efforts to cause its representatives to furnish to
Buyer and to its authorized representatives such additional financial and operating data and other information as to its respective businesses and properties as Buyer or its duly authorized representatives may from time to time reasonably request; and (iii) afford Buyer and its representatives reasonable access, during normal business hours and on reasonable prior notice, throughout the period prior to the earlier of the Closing Date or the
Termination Date, to its present and potential customers, and Buyer and its authorized representatives shall have the right to contact such customers solely for the purpose of conducting such due diligence investigation relating to customer relations as Buyer deems reasonably necessary or appropriate.

      5.28 Between the date of this Agreement and the Closing, each Seller represents and warrants that it shall not, without the prior written consent of Buyer, contravene in whole or part this Section 5.

6.  Mutual Covenants.

     6.1 Public Announcements. Except with respect to jointly issued or approved press releases or other public announcements and except as otherwise provided below, the terms and conditions contained herein shall be held in strict confidence by the parties hereto. In addition, reference is hereby made to that certain Confidentiality and Non-Disclosure Agreement dated August
1, 1997 between First Lawrence Capital Corp., as financial advisor to IMI of
Delaware, and Syncor with respect to the due diligence investigation of
Sellers, the Assets and the Business, the terms of which are hereby incorporated herein by reference thereto. Buyer hereby agrees to be bound by the terms of such Confidentiality Agreement as if a party thereto. Such agreement by both Buyer and Syncor shall survive any termination of this
Agreement. None of Sellers or Buyer shall furnish any written communication to their shareholders, customers, creditors or to the public generally, if the subject matter thereof contains a disclosure of the transactions contemplated by this Agreement without the prior approval of the other parties as to the content thereof provided, however, that the foregoing shall not be deemed to prohibit (I) any disclosure required by any applicable law or by any governmental authority having jurisdiction over such matters, (ii) any disclosure required by Sellers to enable Sellers to perform or comply with their obligations under this Agreement, (iii) any disclosure to the officers, directors, shareholders, employees or agents of Buyer or Sellers on a need-to-know basis in connection with the transactions contemplated by this
Agreement,
or (iv) any disclosure required under or in connection with any agreement or any action or proceeding.

     6.2 Notification of Certain Matters. Each Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to such Seller, of: (I) the occurrence, or failure to occur, of any matter or circumstance which would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date; (ii) any material failure of such Seller or of Buyer, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (iii) in the case of Sellers, any material breach or default by any third party of any Assigned Contract that Sellers become aware of prior to the Closing. For purposes hereof, "material" shall have the same meaning as set forth in Section 3.31 hereof.

     6.3 Best Efforts. Each Seller and Buyer shall use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, obtaining all authorizations, consents, waivers and approvals as may be required by the applicable provisions of this Agreement and, in the case of Buyer, providing the guaranty of Buyer's parent of the Assigned
Contracts (solely to the extent requested by any third party), in connection with the assignment of those contracts, agreements, licenses, leases, purchase orders and other commitments to be assumed by Buyer pursuant to this
Agreement.

     6.4 Execution of Additional Documents. Each Seller and Buyer will at any time, and from time to time after the Closing Date, upon the reasonable request of the other party, execute, acknowledge and deliver all such further deeds, assignments, transfers, conveyances, powers of attorney and assurances, and take all such further action, as may be reasonably required to carry out the intent of this Agreement, and to transfer and vest title to any Asset being transferred to Buyer, provided, however, that this Agreement will remain effective regardless of whether any such additional documents are executed.
The Consulting Agreement attached hereto as Exhibit C shall be executed by the parties thereto on the Closing Date.

     6.5 Licenses and Permits. Buyer shall have the right to utilize all licenses and permits which are registered in Sellers' name on and after the
Closing Date. Sellers will cooperate with Buyer in all respects in either transferring such licenses and permits to Buyer after the Closing Date or in assisting Buyer with applying for new licenses or permits. In addition,
Sellers will cooperate and assist Buyer after the Closing Date with obtaining consents to the assignments of all of the Assigned Contracts for which consents to the assignment thereof have not been obtained as of the Closing
Date, to the extent that such contracts are assignable.

     6.6 Hart-Scott-Rodino Notification. Each of Buyer and IMI of Delaware shall complete, fully and accurately, FTC Form C4, Notification and Report
Form for Certain Mergers and Acquisitions under 16CFR Part 803 - Appendix, promulgated under Section 201 of the Hart-Scott-Rodino Anti-Trust Improvement
Act of 1976 (the "Form").  The Forms prepared by each of Buyer and
IMI of
Delaware shall be jointly filed contemporaneously with the execution hereof, with a request for early termination of the thirty (30) day statutory waiting period. In the event that the Forms are not filed on or before such date and the thirty day statutory waiting period has not expired prior to the Closing
Date or early termination of such waiting period has not been granted on or before the Closing Date, the Closing Date shall be extended until the earlier of the day immediately following the date (a) on which such waiting period expires or (b) early termination of such waiting period has been granted.
Notwithstanding the provisions of Section 10.3 hereof, if this Agreement is terminated as a result of any action or inaction of the Federal Trade
Commission or Department of Justice in connection with the Hart-Scott-Rodino
Notification, the provisions of such Section 10.3 shall not apply.

     6.7 Indemnification in Lieu of Bulk Sales Compliance. Each of Buyer,
Sellers and Consolidated agree to waive compliance with the provisions of the
(a) Virginia Commercial Code Title 8.6A on Bulk Sales and (b) Puerto Rico Code title 10 on Sales in Fraud of Creditors. Consolidated agrees to indemnify and hold Buyer harmless against and in respect of any and all claims assessed against Buyer (and not expressly assumed under this Agreement by Buyer) on the grounds that Sellers have made a bulk transfer to Buyer to which the above described Titles on Bulk Transfers apply.

     6.8 Transfer to Buyer of the Plans. On the Closing Date, Sellers will assign and transfer the Plans to Buyer. Buyer shall not assume any obligations under the Plans for periods prior to the Closing Date. Specifically, Sellers shall be responsible for providing health care continuation coverage under Sections 601 et seq. of ERISA under the Plans for any former employees of any Seller and their respective eligible dependents, who have elected, or are entitled to elect, such coverage prior to the Closing or who become entitled to elect such coverage as a consequence of the Closing, provided that such former employees and/or their eligible dependents pay the applicable premiums for such coverage. Buyer shall, however, assume responsibility for all obligations under the Plans for periods after the
Closing Date with respect to all employees of Seller employed by Buyer after the Closing Date.

     6.9  Escrow Letter Agreement.  On the date hereof, IMI of
Delaware and
Buyer shall execute a certain letter agreement, the form of which is attached hereto as Exhibit I, with respect to the payment of accrued vacation and severance compensation to those employees of Sellers who are employed by Buyer on the Closing Date (the "Escrow Letter"), which agreement will survive the
Closing.

7.  Non-Competition.

     7.1 Upon the terms and subject to the conditions set forth in this
Section, each Seller covenants and agrees that, as a material consideration for Buyer's payment of the Purchase Price hereunder, for a period of three
(3) years from and after the Closing Date, no Seller, nor Mr. Lewis Schiller, shall engage in or carry on, directly or indirectly, either for itself or as a member of a partnership or as an employee, stockholder, investor, agent, associate or consultant of any person, partnership or corporation ((I) other than Buyer or a subsidiary or affiliate of Buyer, or (ii) as an owner of less than 5% of the outstanding shares or other equity interests of a publicly owned company) which is in competition with the Business as currently conducted by Sellers, but only for as long as such Business is carried on by
Buyer or any subsidiary or affiliate of Buyer in such manner. The parties intend that the covenants contained in this Section are deemed to be a series of separate covenants, one for each county in each state of the United States, and for each country and political subdivision of the world in each instance where Buyer conducts, or will during such period conduct, the Business, and, except for geographic coverage, each such separate covenant must be identical in terms to the other covenants in this Section. Each Seller further covenants and agrees that for a period of three (3) years from and after the
Closing Date, each Seller will not recruit, assist others in recruiting or hiring, discuss employment with, or refer to others concerning employment, of any employee of Buyer who is, or within the twelve-month period immediately prior to the Closing Date was, an employee of such Seller unless such person shall have been terminated due to Buyer's default or without cause or cease to have been employed by Buyer for a period of 12 months after the Closing.

     7.2 The term of the covenants contained in Section 7.1 shall be tolled for the period commencing on the date any action is filed by Buyer for injunctive relief or damages arising out of a breach by any Seller of Section
7.1, and ending upon final adjudication (including appeals) of such action, provided that Buyer is successful in obtaining the relief sought in such action.

     7.3 If, in any judicial proceeding brought under this Section, the court shall refuse to enforce all of the separate covenants contained in
Section 7.1
because the time limit is too long, it is expressly understood and agreed between the parties hereto that for purposes of such proceeding, such time limitation shall be deemed reduced to the extent necessary to permit enforcement of such covenants. If, in any such judicial proceeding, the court refuses to enforce all of the separate covenants contained in
Section 7.1
because such covenants are more extensive (whether as to geographic area, scope of business or otherwise) than necessary to protect the business and goodwill of Buyer, it is expressly understood and agreed between the parties hereto that for purposes of such proceeding, the geographic area, scope of business or other aspect thereof shall be deemed reduced to the extent necessary to permit enforcement of such covenants.

     7.4 Each Seller acknowledges that a breach of Section 7.1 may cause irreparable damage to Buyer, and in the event of any Seller's actual or threatened breach of the provisions of Section 7.1, Buyer shall be entitled to seek a temporary restraining order and an injunction restraining such Seller from breaching such covenants without the necessity of posting bond or proving irreparable harm, such being conclusively admitted by such Seller. Nothing may be construed as prohibiting Buyer from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from Seller. Each Seller acknowledges that the restrictions set forth in this Agreement are reasonable in scope and duration, given the nature of the business of Buyer.

8. Conditions to Closing and Closing Deliveries. The following deliveries and conditions shall be made or satisfied at the Closing unless waived in writing or subject to a separate written agreement signed by the party to be bound thereby;

     8.1 Legal Opinion. Each Seller shall have delivered to Buyer the written opinion, dated the Closing Date, of counsel to such Seller, substantially in the form attached hereto as Exhibit D. Each Seller shall also deliver to Buyer the written legal opinions, dated the Closing Date, of its local or special counsel relating to Seller's activities as presently conducted not being violative of applicable law prohibiting the practice of medicine, in customary form reasonably acceptable to Buyer. Buyer shall have delivered to each Seller the written opinion dated the closing Date, of counsel to Buyer, substantially in the form attached hereto as Exhibit E.

     8.2 Consents. Each Seller shall have delivered to Buyer all consents and approvals required by the terms of this Agreement and the Related
Documents. Notwithstanding any provision of this Agreement to the contrary, if Sellers are required to make any payment to DVI Financial Services, Inc., or its affiliates ("DVI"), in connection with obtaining DVI's consent to the transaction contemplated by this Agreement, other than payment of DVI's counsel fees, Sellers shall have the right to terminate this Agreement on or prior the Closing.

     8.3 Closing Certificates. Each Seller shall have delivered, or caused to be delivered, to Buyer certificates of the officers of each Seller with respect to Sellers' representations and warranties herein and incumbency, in customary form and satisfactory to Buyer. Sellers and Buyer will deliver to each other certificates of their respective officers as to the accuracy and completeness of the information relating to each of them which has been included in the Form.

     8.4 Instruments of Transfer. Each Seller shall have delivered the following bills of sale and other instruments of conveyance, evidencing the transfer and assignment of the Assets:

           8.4.1 Bills of sale for all tangible personal property included in the Assets in the form attached hereto as Exhibit B;

           8.4.2 Assignments of leases and/or subleases, if any, for the real property in which each Seller has a leasehold interest (as landlord or tenant);

           8.4.3 Landlord consents, if any, required from landlords and/or sublandlords with respect to the assignments referred to in 8.4.2 above;

           8.4.4 Assignments of all certificates, and other material Permits, that are assignable;

           8.4.5  Assignments of all intangible property, if any;

           8.4.6  Assignments of all Assigned Contracts;

           8.4.7 An indemnification agreement in the form attached hereto as
Exhibit F, executed by each of Consolidated and Syncor;

           8.4.8 A non-competition agreement in the form attached hereto as
Exhibit G, executed by Mr. Lewis Schiller; and

           8.4.9 Such other instruments of conveyance, transfer and assignment as may be reasonably required to vest in Buyer all of the Sellers' right, title and interest in and to the Assets.

     8.5  Certificates of Incorporation; Good Standing
Certificates.  Each
Seller shall have caused to be delivered to Buyer copies of their formation documents, as amended prior to the Closing Date, certified by the necessary authority of the state of its organization. The change of corporate names acquired by Buyer pursuant to this Agreement shall be completed by amendments to Sellers' formation documents to be delivered by Sellers at Closing and be filed by Buyer after the Closing (the filing fees therefor to be paid by
Sellers).

     8.6 Performance. The parties hereto shall have performed in all material respects all covenants and agreements required by this Agreement and the Related Documents to be performed by them on or before the Closing Date.

     8.7 Filings; Consents; Waiting Periods. All Permits, filings, notices, consents, approvals, and other actions listed on Schedules 3.4 and
4.3 hereto,
shall have been made or obtained and all applicable waiting periods shall have expired or been terminated.

     8.8 No Litigation. No action, suit or proceeding shall have been instituted and pending by any person or entity, or threatened by any governmental agency or body, before a court or governmental body, to restrain or prevent the consummation of the transactions contemplated by, or the performance by any Seller or Buyer, or either of them, of their respective obligations under, this Agreement or which could reasonably be expected to have a materially adverse effect on the Business or the Assets. At the
Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or governmental agency or body in effect which restrains or prohibits the consummation of the transactions contemplated by this
Agreement. In the event that the foregoing conditions cannot be satisfied at the Closing (or are not waived by Buyer) as a result of any of the foregoing matters, Sellers shall be entitled to a reasonable adjournment of the Closing
Date, not to exceed 30 days, in order to satisfy the conditions of this subsection.

     8.9 Purchase Price. Buyer shall have paid the Purchase Price as provided in Section 2.2 hereof and the professional fees provided for by
Section 2.6.7 and the adjustments and prorated items (if any) referred to in
Sections 2.4 and 2.5 shall be made between Buyer and Sellers.

     8.10 Consulting Agreement. The consulting agreement in the form attached hereto as Exhibit C shall be executed by the parties thereto.

     8.11  Bill of Sale, Assignment and Assumption Agreement.
Buyer shall
have executed the Bill of Sale, Assignment and Assumption Agreement in the form attached hereto as Exhibit B.

     8.12 Deeds. The Sellers specified below shall have executed and delivered to Buyer deeds for Real Property owned by them in the forms specified below, together with all documents and certificates relating thereto which may be required to transfer title to such Real Property to Buyer at the
Closing, as follows:

           IMI of Boca Raton - Warranty Deed

           MRI of Pine Island - Warranty Deed

           IMI of Kansas - Kansas Special Warranty Deed

           IMI of Puerto Rico - Deed of Conveyance of Real
           Property and Assumption of Mortgage

     8.13 Certification of Nonforeign Status. The Sellers of Real Property shall have executed and delivered to Buyer Certifications of Nonforeign Status in the forms attached hereto as Exhibits H-1, H-2 and H-3.

     8.14   Estoppel Certificates, Title Policies and Consents to
Transfer of
Real Property. The applicable Sellers shall have delivered to Buyer each of the following:

          8.14.1 with respect to each Leased Property, an estoppel certificate executed by the fee owner thereof confirming (a) that the lease thereof (including any amendments thereto) is in the form delivered to Buyer
pursuant to this Agreement, is in full force and effect, and has not been
modified or amended except as set forth therein, (b) that, to the best of such
lessor's knowledge, no uncured breach thereof by Seller currently exists or is
anticipated thereunder, and   that such lessor has given all
requisite
consent to Seller's assignment of such lease to Buyer; and

          8.14.2 with respect to each deed of trust or mortgage against any
Real Property, a written consent from the beneficiary or mortgagee thereof, confirming its consent to the transfer of such Real Property from Seller to
Buyer.

     8.15 Casualty Loss. Sellers shall not have suffered any uninsured loss to the Assets in the aggregate amount of $100,000 on or prior to the Closing
Date.

     8.16  Bankruptcy.  An order dismissing the Involuntary Chapter
7
Bankruptcy Petitions filed on October 22, 1997 in the United States
Bankruptcy
Court, Southern District of Florida against IMI Acquisition of Boca
Raton
Corporation, IMI Acquisition of Pine Island Corporation, IMI
Acquisition of
North Miami Beach Corporation, IMI Acquisition of Kansas
Corporation, IMI
Acquisition of Orlando Corporation, PODC Corporation, MD
Acquisition
Corporation and MD Ltd. Partner Acquisition Corporation shall have been entered and said order of dismissal shall not be subject to a stay, or Sellers will have received an order of the United States Bankruptcy Court, Southern
District of Florida permitting the Involuntary Debtors to take such actions as are necessary to consummate the transactions contemplated by this Agreement.
Sellers shall be entitled to the benefit of the adjournment provision of
Section 8.8 hereof in the event that either of the foregoing Bankruptcy Court orders have not been obtained as of the Closing Date.

     8.17 Books and Records. Copies of Sellers' corporate books and records pursuant to Section 1.15.

     8.18 Sellers' Schedule 2.1.2. Sellers will deliver to Buyer a schedule dated as of the day immediately preceding the Closing Date, setting forth the approximate quantities on hand of film and contrast agents.

     8.19 Fixed Asset Schedule. Sellers will deliver to Buyer the list of fixed assets required by Section 3.12 hereof.

     8.20 Buyer's Legal Bills. Buyer will deliver copies of the legal bills or statements referred to in Paragraph 2.4(b) hereof.

     8.21  Sellers' Schedule of Prepaid Items.  If applicable,
Sellers will
deliver the schedule of prepaid items referred to in Paragraph
2.5.2.

     8.22 Sellers' Escrow Payment. Seller will deliver to the escrow agent under the Escrow Letter, the sums required thereunder (or may instruct Buyer, in writing, to deduct such sums from the Purchase Price and deliver same to the escrow agent and will deliver to Buyer an updated Exhibit B thereto).

     8.23  The Notes.  Sellers will deliver the original Notes.

     8.24 Additional Documentation. Sellers and Buyer shall have delivered to each other such additional documents, consistent with the provisions of this Agreement, as may be requested of them at or prior to the Closing.

9.  Indemnification.

     9.1 Each Seller's Indemnification. Each Seller shall indemnify Buyer
(and its parent and their respective officers, directors, stockholders, employees and agents) (the "Buyer Indemnitees"), and hold Buyer Indemnitees harmless from and against any and all damages, losses, costs, liabilities and expenses (including reasonable attorneys' fees and disbursements) resulting from or arising out of any uncured breach of any of the representations, warranties, covenants and agreements made by such Seller herein or in any exhibit or schedule hereto or in any certificate or other document delivered by Sellers pursuant hereto or from the conduct of the Business prior to the
Closing. Consolidated hereby guarantees the obligations of Sellers to indemnify Buyer hereunder, and in the event any Seller is unable to fulfill its indemnification obligations, Consolidated shall fulfill such obligations as if it were primarily liable.

     9.2 Buyer's Indemnification. Buyer shall indemnify Sellers (and their parents and their respective officers, directors, stockholders, employees and agents) (the "Seller Indemnitees") and hold Seller Indemnitees harmless from and against any and all damages, losses, costs, liabilities and expenses
(including reasonable attorneys' fees and disbursements), resulting from or arising out of any uncured breach of any of the representations, warranties, covenants or agreements made by Buyer herein or in any exhibit or schedule hereto or in any certificate or other document delivered by Buyer pursuant hereto or from the conduct of the Business after the Closing. Syncor hereby guarantees the obligations of Buyer to indemnify Sellers hereunder, and in the event that Buyer is unable to fulfill its indemnification obligations, Syncor shall fulfill such obligations as if it were primarily liable.

     9.3  Notice; Right to Contest.

          9.3.1 If any claim against which indemnification is provided hereunder ("Claim") shall be asserted against a person entitled to indemnification hereunder ("Indemnified Party") in respect to which it proposes to demand indemnification, the Indemnified Party shall notify the entity obligated to provide indemnification hereunder ("Indemnifying Party") thereof. Such notice shall specify in detail the nature of and basis for the
Claim and amount thereof. Subject to rights of or duties to any insurer or other third person having liability therefor, the Indemnifying Party shall have the right promptly after receipt of such notice to assume the control of the defense, compromise or settlement of any such Claim, including, at its own expense, employment of counsel. Notwithstanding the preceding sentence, in the defense, compromise or settlement of such Claim, the Indemnified Party shall have the right to retain its own separate counsel, but the fees and expenses of such counsel shall be at the Indemnified Party's expense unless
(a) the Indemnifying Party has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Party, or (b) the named party in any such proceeding (including any impleaded parties) includes both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In any matter described above where the
Indemnified Party has obtained counsel to represent it in addition to counsel obtained by the Indemnifying Party, counsel selected by the Indemnifying Party shall be required to cooperate fully with counsel selected by the Indemnified
Party in such matter. So long as the Indemnifying Party is defending in good faith any Claim for which indemnification is sought, the Indemnifying Party shall not be liable for any Claim settled without its consent, which consent may not be unreasonably withheld. In the event that a claim for indemnification is made by an Indemnified Party, which claim is unrelated to a third party's Claim against the Indemnified Party, which is contested by an
Indemnifying Party and such dispute is finally resolved by a final, nonappealable order of a court of competent jurisdiction, the losing party shall pay the prevailing party the reasonable fees and disbursements of counsel incurred in connection with the prosecution or defense of such Claim;
provided, however, that if the Indemnifying Party is the losing party and prior to such resolution, the losing Indemnifying Party shall have made a written offer to settle the Claim for an amount one and one half times the amount which the Indemnified Party recovers on the Claim, then the Indemnified
Party shall pay the Indemnifying Party's reasonable attorneys' fees and disbursements incurred after the date the Indemnified Party rejected the
Indemnifying Party's offer of settlement.

          9.3.2 Consolidated and Sellers shall be jointly and severally liable to Buyer, and Syncor and Buyer shall be jointly and severally liable to Sellers, for indemnification pursuant to the provisions of subsections 9.1 and 9.2 above. Accordingly, in any action commenced by Buyer or Sellers (or any other Indemnified Party) for indemnification thereunder, the Indemnified
Party may commence such action against Consolidated or Syncor, as the case may be, without having to commence such action against Sellers or Buyer, as the case may be.

     9.4 Sole and Exclusive Remedy. Except as otherwise provided in this
Agreement, subsequent to Closing, the right to indemnification of each Seller and Buyer hereunder shall constitute the sole and exclusive remedy of the
Indemnified Party with respect to the matters covered by this Section.

Termination.

    9.5 Reasons for Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated at any time after the date of this Agreement but not later than the Closing Date:

          9.5.1 by the mutual consent of IMI of Delaware and Buyer; or

          9.5.2 by Buyer or Sellers, as applicable, on the Closing Date, if, by that date, the conditions to closing and closing deliveries set forth in
Section 8 of this Agreement have not been fulfilled or waived; or

          9.5.3 by Buyer or by Sellers if there is any statute, rule or regulation enacted or promulgated after the date hereof by any governmental agency in the United States of America which is applicable to the transactions contemplated by this Agreement and that, in the reasonable judgment of Buyer or of any Seller, might: (I) result in a significant delay in the ability of the parties to consummate the transactions contemplated hereby:
(ii) render
the parties unable to consummate the transactions contemplated hereby; (iii) make such consummation illegal; or (iv) otherwise materially adversely affect the Business. The expense reimbursement provisions of Section 10.3 will not apply to any termination under this Section 10.1.3; or

          9.5.4 by Buyer or Sellers if there is any uncured breach or default of any representation, warranty or covenant of such parties under this
Agreement; or

          9.5.5  by Buyer or Sellers pursuant to the provisions of
Section 2.4
of this Agreement.

     9.6 Procedure Upon and Effect of Termination. In the event of any termination pursuant to this Section 10, written notice thereof must forthwith be given to the other party and the transactions contemplated by this
Agreement will thereupon be terminated, without further action by Buyer or any
Seller and Buyer and Sellers shall have no further rights or obligations under this Agreement (except pursuant to the provisions of Sections 6.1,10.3 and
10.4 of this Agreement).

     9.7 Expense Reimbursement. In the event that this Agreement is terminated by Buyer or Seller, as applicable, as a result of any breach or default of any of Buyer's or Sellers' representations, warranties, covenants or obligations under this Agreement or the failure of any condition to Buyer's or Sellers' obligations provided for in Section 8 of this Agreement (except as otherwise provided in this Agreement), then Buyer or Sellers shall reimburse the other, as applicable (not later than one day after submission of statements therefor) for all reasonable out-of-pocket expenses and fees
(including, without limitation, fees and expenses paid to all banks, investment banking firms and other financial institutions and their respective agents and counsel, for arranging or providing any financing relating hereto and the fees of counsel, accountants, experts and consultants to Sellers or
Buyer) which are actually incurred by them or on their behalf in connection with the negotiation, preparation, execution and delivery of this Agreement
(collectively, the "Expenses"), up to a maximum of $250,000.

     9.8 Break-Up Fee. In the event of the termination of this Agreement by
Buyer or Sellers pursuant to Section 10.3 hereof, the payment of the Expenses shall be Buyer's or Sellers', as the case may be, sole and exclusive remedy against the other for any such termination and thereafter, Buyer and/or
Sellers shall have no further rights or obligations under this Agreement, unless any such termination is solely the result of any intentional or willful refusal to consummate this Agreement. In the event that this Agreement is terminated solely as a result of an intentional and willful refusal by Buyer or Sellers to consummate this Agreement, the non-breaching party shall be entitled to receive the Expenses from the breaching party and, as liquidated damages and not as a penalty therefor, the sum of $1,000,000.

     9.9 Equitable Remedy. Notwithstanding any provision in this Agreement to the contrary, in the event of Buyer's or Sellers intentional or willful refusal to consummate this Agreement, Buyer and Sellers agree and acknowledge that any such intentional and willful default may cause irreparable harm and damage to Buyer or Sellers, as the case may be, and may not be remediable by an action at law for damages and the Buyer or Sellers, as the case may be, shall, therefore, be entitled to seek all equitable remedies therefor, including, without limitation, declaratory judgment, temporary or permanent injunction, or specific performance of the provisions of this Agreement, without the necessity of posting a bond therefor, establishing any actual damages, or establishing that money damages would not provide an adequate remedy at law. In the event specific performance is granted, such equitable remedy shall be an exclusive remedy for any such intentional or willful default and, if elected by Buyer or Sellers as such remedy, shall be in lieu of the liquidated damages set forth in Sections 10.3 and 10.4 above.

     9.10 Other Costs and Expenses. Except as otherwise specifically provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby must be paid by the party incurring such costs and expenses.

10.  Miscellaneous.

     10.1 Notices. Any notice, consent, approval, request, demand or other communication required or permitted hereunder must be in writing to be effective and shall be deemed delivered and received: (I) if personally delivered or if delivered by facsimile with electronic confirmation when actually received by the party to whom sent; or (ii) if delivered by mail
(whether actually received or not), at the close of business on the third business day next following the day when placed in the federal mail, postage prepaid, certified or registered mail, return receipt requested, addressed as follows:

       if to Buyer:     Comprehensive Medical Imaging, Inc.
                        6464 Canoga Avenue
                        Woodland Hills, CA 91367
                        Attention: General Counsel
                        Fax: 818/737-4606

       if to Sellers:   International Magnetic Imaging, Inc.
                        2424 North Federal Highway, Suite 410
                        Boca Raton, FL 33431
                        Attention: George W. Mahoney, Chief
Financial Officer
                        Fax: 561/347-5352

       with a copy to:  Robert L. Blessey, Esq.
                        51 Lyon Ridge Road
                        Katonah, NY 10536
                        Fax: 914/232-0647

or to such other address as any party specifies by written notice so given.

     10.2 Binding Effect; Benefits. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     10.3 Entire Agreement. This Agreement, together with the exhibits, schedules other documents contemplated hereby, and any other documents incorporated by reference herein, constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof, and is a complete and exclusive statement of the terms thereof. This Agreement supersedes all prior agreements, understandings and negotiations between the parties hereto concerning the matters specified herein. Any representations, promises, warranties or statements made by any party that are not contained in this Agreement, and the exhibits, schedules and other documents contemplated hereby, have no force or effect. The parties specifically represent, each to the other, that there are no additional or supplemental agreements between them related in any way to the matters herein contained unless specifically included or referred to herein. No addition to, or modification of any provision of this Agreement will be binding upon any party unless made in writing and signed by the party to be bound thereby.

     10.4 Governing Law. This Agreement, and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of action), is governed by and construed in accordance with the substantive and procedural laws of the State of California (exclusive of the conflicts of law provisions thereof) applicable to agreements made and to be performed entirely within such state.
Any action or proceeding to enforce the provisions of this Agreement may be brought in a federal or state court located in Los Angeles County, California or Palm Beach County, Florida. By their execution hereof, the parties hereto hereby consent to the personal jurisdiction of such courts for purposes of any such action or proceeding.

     10.5 Survival. All of the warranties and representations contained in this Agreement shall survive the Closing for a period of two years therefrom.

     10.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which is an original but all of which constitute one and the same instrument. It is not necessary that each party hereto execute the same counterpart, so long as identical counterparts are executed by all parties.

     10.7 Headings. Headings of the Sections of this Agreement are for the convenience of the parties only, and have no substantive or interpretive effect whatsoever.

     10.8 Waivers. Any party hereto may, by a written instrument signed by the party to be bound thereby: (I) extend the time for the performance of any of the obligations or other actions of the other party under this Agreement;
(ii) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the conditions or covenants of the other party contained in this Agreement; or (iv) waive performance of any of the obligations of the other party under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this
Agreement, including without limitation any investigation by or on behalf of any party, shall constitute a waiver by the party taking such action, of the other party's non-compliance with any of its representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder will not operate and must not be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder unless the instrument of waiver so provides.

     10.9 Merger of Documents. This Agreement and all agreements and documents contemplated hereby constitute one agreement.

     10.10 Incorporation of Exhibits and Schedules. All exhibits and schedules attached hereto or referred to herein are by this reference incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     10.11 Severability. If for any reason whatsoever, any one or more of the provisions of this Agreement is held or deemed to be illegal, inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances will not have the effect of rendering such provision illegal, inoperative, unenforceable or invalid in any other case or of rendering any of the other provisions of this Agreement illegal, inoperative, unenforceable or invalid. Furthermore, in lieu of each illegal, invalid, unenforceable or inoperative provision, there shall be added automatically, as part of this Agreement a provision similar in terms of such illegal, invalid, unenforceable or inoperative provision to the extent such replacement shall be possible, and any such replacement shall be legal, valid, enforceable and operative.

     10.12 Assignability. Neither this Agreement nor any of the parties' rights hereunder is assignable by any party hereto without the prior written consent of the other party hereto; provided, however, that Buyer's rights hereunder may, upon notice to Sellers, be assigned or otherwise transferred, in whole or in part, without any Seller's consent: (I) to any successor by merger or consolidation; (ii) to any bank or other financial institution, or to any individual, partnership, corporation or other entity which provides any financing to Buyer, its successors or assigns; or (iii) to any individual, partnership, corporation or other entity deriving title from Buyer or its successors or assigns to all or substantially all of the Assets as constituted on the date of any such transfer, provided that any such assignee executes and delivers to Sellers an instrument pursuant to which such assignee agrees to be bound by the provisions of this Agreement.

     10.13 Drafting. The parties acknowledge and confirm that each of their respective attorneys have participated jointly in the preparation, review and revision of this Agreement and that it has not been prepared solely by counsel for one party. The parties hereto therefore stipulate and agree that the rule of construction to the effect that any ambiguities are to be or may be resolved against the drafting party is not to be employed in the interpretation of this Agreement to favor any party against another.

     10.14 Schedules. Any disclosure made or contained on any Schedule hereto by Buyer or Sellers shall be deemed made on all other applicable
Schedules without the requirement of Buyer or Sellers having to repeat such disclosure.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year hereinabove first set forth.

Comprehensive Medical Imaging, Inc.


By: ___________________________________
      Robert G.  Funari
      President and Chief Executive Officer

International Magnetic Imaging, Inc. (Delaware)

    /s/ Lewis S. Schiller
By: ___________________________________
      Lewis S.  Schiller
      Chairman of the Board &
      Principal Executive Officer


International Magnetic Imaging, Inc. (Florida)

    /s/ Lewis S. Schiller
By: ___________________________________
      Lewis S.  Schiller, President


Magnetic Resonance Institute of North Miami Beach, Ltd.
By:   IMI Acquisition of North Miami Beach Corporation
      General Partner

    /s/ Lewis S. Schiller
By: ___________________________________
      Lewis S.  Schiller, President


Oakland Magnetic Resonance Institute, Ltd.
By:   IMI Acquisition of Oakland Park Corporation
      General Partner

    /s/ Lewis S. Schiller
By: ___________________________________
      Lewis S.  Schiller, President


Magnetic Resonance Institute of Boca Raton, Ltd.
By:   IMI Acquisition of Boca Raton Corporation
      General Partner

    /s/ Lewis S. Schiller
By: ___________________________________
      Lewis S.  Schiller, President


Magnetic Resonance Institute of South Dade, Ltd.
By:   IMI Acquisition of South Dade Corporation
      General Partner


    /s/ Lewis S. Schiller
By: ___________________________________
      Lewis S.  Schiller, President


Pine Island Magnetic Resonance Imaging Center, Ltd.
By:   IMI Acquisition of Pine Island Corporation
      General Partner

    /s/ Lewis S. Schiller
By: ___________________________________
      Lewis S.  Schiller, President


Physicians Outpatient Diagnostic Center, Ltd.
By:   PODC Acquisition Corporation
      General Partner

    /s/ Lewis S. Schiller
By: ___________________________________
      Lewis S. Schiller, President


Magnetic Resonance Institute of Orlando, Ltd.
By:   IMI Acquisition of Orlando Corporation
      General Partner

    /s/ Lewis S. Schiller
By: ___________________________________
      Lewis S.  Schiller, President

IMI Acquisition of Arlington Corp.

    /s/ Lewis S. Schiller
By: ___________________________________
      Lewis S.  Schiller, President


IMI Acquisition of Puerto Rico Corporation

    /s/ Lewis S. Schiller
By: ___________________________________
      Lewis S.  Schiller, President


IMI Acquisition of Kansas Corporation

    /s/ Lewis S. Schiller
By: ___________________________________
      Lewis S.  Schiller, President


MRI-NET, INC.

    /s/ Lewis S. Schiller
By: ___________________________________
      Lewis S.  Schiller, President


KAP-NET CORP.


    /s/ Lewis S. Schiller
By: ___________________________________
      Lewis S.  Schiller, President


Caribbean Network Services, Inc.

    /s/ Lewis S. Schiller
By: ___________________________________
      Lewis S.  Schiller, President


                                 AGREED TO AND ACCEPTED ONLY AS TO
                                 SECTIONS 6.7, 9.1, 9.3.2  AND 11
HEREOF

                                 CONSOLIDATED TECHNOLOGY GROUP LTD.

                                    /s/ Lewis S. Schiller

By:________________________________
                                       Lewis S. Schiller
                                       Chief Executive Officer and
                                       Chairman of the Board



                                  AGREED TO AND ACCEPTED ONLY AS TO
                                   SECTIONS 2.2, 5.27, 9.2, 9.3.2,
10.3,
                                  AND 11 HEREOF


                                  SYNCOR INTERNATIONAL CORPORATION

                                     /s/ Robert G. Funari

By:__________________________________
                                        Robert G. Funari
                                        President and Chief
Executive Officer


                    LIST OF EXHIBITS AND SCHEDULES


Exhibit A
Assumed Liabilities

Exhibit B
Bill of Sale, Assignment and Assumption Agreement

Exhibit C
Consulting Agreement

Exhibit D
Opinion of Sellers' Counsel

Exhibit E
Opinion of Buyer's Counsel

Exhibit F
Indemnification Agreement

Exhibit G
Schiller Non-Competition Agreement

Exhibit H-1
Certification for Nonforeign Status for
Pine Island Magnetic Resonance Imaging Center, Ltd.

Exhibit H-2
Certification for Nonforeign Status for
Magnetic Resonance Institute of Boca Raton, Ltd.

Exhibit H-3
Certification for Nonforeign Status for
IMI Acquisition of Kansas Corporation

Exhibit I
Escrow Letter

Schedule 2.1.1
Equipment & Furniture

Schedule 2.1.2
Quantities on Hand of Film and Contrast Agents

Schedule 2.1.3
Cash and Accounts Receivable

Schedule 2.1.8
Licenses, Permits & Intellectual Property

Schedule 2.3(a)
Allocation of the Purchase Price

Schedule 2.4
Net Liabilities (certified by IMI of Delaware's CFO)

Schedule 2.5.2
Prepaid taxes, utility charges, insurance and other payments

Schedule 3.4
Consents and Approvals required from Sellers

Schedule 3.5
Absence of Conflicts

Schedule 3.8
Accounts Receivable and Trade Accounts Payable

Schedule 3.9
Certain Changes or Events

Schedule 3.11
Security Interests, Mortgages, Liens, Encumbrances, Etc.

Schedule 3.12
List of Fixed Assets

Schedule 3.13
List of Real Property

Schedule 3.14
Insurance

Schedule 3.15
Sellers'  Contracts

Schedule 3.16
Labor Controversies

Schedule 3.17
Litigation Related to the Business or Assets

Schedule 3.18
Non-Compliance with Laws

Schedule 3.23
Related Transactions

Schedule 3.29
Hazardous Materials

Schedule 4.3
Consents and Approvals required from Buyer


                    AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

     Reference is made to that certain asset purchase agreement dated January
28, 1998 by and among COMPREHENSIVE MEDICAL IMAGING, INC. and
INTERNATIONAL
MAGNETIC IMAGING, INC. (a Delaware corporation), INTERNATIONAL
MAGNETIC
IMAGING, INC. (a Florida corporation), MAGNETIC RESONANCE INSTITUTE
OF NORTH
MIAMI BEACH, LTD., OAKLAND MAGNETIC RESONANCE INSTITUTE, LTD.,
MAGNETIC
RESONANCE INSTITUTE OF BOCA RATON, LTD., MAGNETIC RESONANCE
INSTITUTE OF SOUTH
DADE, LTD., PINE ISLAND MAGNETIC RESONANCE IMAGING CENTER, LTD.,
PHYSICIANS
OUTPATIENT DIAGNOSTIC CENTER, LTD., MAGNETIC RESONANCE INSTITUTE OF
ORLANDO,
LTD., IMI ACQUISITION OF ORLANDO CORP., IMI ACQUISITION OF PUERTO
RICO
CORPORATION, IMI ACQUISITION OF KANSAS CORPORATION, MRI NET, INC.,
KAP-NET
CORP., and CARIBBEAN NETWORK SERVICES, INC. (The "Asset Purchase
Agreement").

     The Asset Purchase Agreement is hereby amended as follows:

          A new Paragraph 6.10 is hereby added to the Asset
Purchase Agreement
and shall read as follows:

          "6.10 MANAGEMENT TRANSITION.  Between the date hereof and
the
Closing Date (THE "TRANSITION PERIOD") CMI shall have the right to notify
Sellers of an individual engaged by CMI to act on CMI's behalf as its
representative during the Transition Period (THE "MANAGEMENT
REPRESENTATIVE")
for the purpose of familiarizing CMI with all aspects of IMI's operations and
activities in order to ensure an expeditious and efficient
transition to CMI
of the operations and business of Sellers on and after the Closing
Date.  IMI
will, upon receipt of any such notification of CMI's Management Representative, notify in writing all executive officers and such other IMI personnel as shall be specified by CMI that (I) such individuals are to
cooperate fully with and report directly to the Management
Representative with
respect to all operations and activities of Sellers, in addition to reporting
to IMI of Delaware's Board of Directors, Principal Executive
Officer and Chief
Financial Officer and (ii) such individuals are to comply with all of the
covenants of Sellers set forth in Paragraph 5 of the Asset Purchase
Agreement
as to Sellers' operations during the Transition Period, including, without
limitation, the provisions of Paragraphs 5.1, 5.2, 5.7, 5.14, 5.16 and 5.27.
CMI shall confirm in writing to Sellers that, upon CMI's
appointment of a
Management Representative, such Management Representative will (a)
comply with
and agree to be bound by that certain Confidentiality and
Non-Disclosure
Agreement dated August 1, 1997 between First Lawrence Capital Corp.
And Syncor
International Corporation, (b) not have any authority to bind
Sellers to any
obligation or commitment without the written consent of either
Lewis S.
Schiller or George W. Mahoney, and   regularly inform George W.
Mahoney of
his or her activities during the Transition Period. CMI shall be solely responsible for all compensation payable to and costs incurred by its
Management Representative."

     Except as set forth in the immediately preceding Paragraph, none of the other terms of provisions of the Asset Purchase Agreement are amended hereby, all of which remain in full force and effect in accordance with their terms.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals this 17(th) day of February, 1998.

COMPREHENSIVE MEDICAL IMAGING INC.

    /s/ Lewis S. Schiller
By: _____________________________
    Robert G. Funari
    President and Chief Executive Officer

INTERNATIONAL MAGNETIC IMAGING, INC.
(A Delaware corporation)

    /s/ Lewis S. Schiller
By: ______________________________
    Lewis S. Schiller
    Principal Executive Officer and
    Chairman of the Board


INTERNATIONAL MAGNETIC IMAGING, INC.
(A Florida corporation)

    /s/ Lewis S. Schiller
By: ______________________________
    Lewis S. Schiller
    Principal Executive Officer and
    Chairman of the Board


MAGNETIC RESONANCE INSTITUTE OF NORTH
MIAMI BEACH LIMITED
By: IMI ACQUISITION OF NORTH MIAMI
    BEACH CORPORATION
    General Partner

    /s/ Lewis S. Schiller
By: ______________________________
    Lewis S. Schiller
    President

OAKLAND MAGNETIC RESONANCE INSTITUTE, LTD.
By: IMI ACQUISITION OF OAKLAND PARK
    BEACH CORPORATION
    General Partner

    /s/ Lewis S. Schiller
By: ______________________________
    Lewis S. Schiller
    President

MAGNETIC RESONANCE INSTITUTE OF NORTH
BOCA RATON, LTD.
By: IMI ACQUISITION OF BOCA RATON
    CORPORATION
    General Partner

    /s/ Lewis S. Schiller
By: ______________________________
    Lewis S. Schiller
    President

MAGNETIC RESONANCE INSTITUTE OF SOUTH
DADE, LTD.
By: IMI ACQUISITION OF SOUTH DADE
    CORPORATION
    General Partner

    /s/ Lewis S. Schiller
By: ______________________________
    Lewis S. Schiller
    President

PINE ISLAND MAGNETIC RESONANCE IMAGING
CENTER, LTD.
By: IMI ACQUISITION OF PINE ISLAND
    CORPORATION
    General Partner

    /s/ Lewis S. Schiller
By: ______________________________
    Lewis S. Schiller
    President

PHYSICIANS OUTPATIENT DIAGNOSTIC CENTER, LTD.
By: PODC ACQUISITION CORPORATION
    General Partner

    /s/ Lewis S. Schiller
By: ______________________________
    Lewis S. Schiller
    President

MAGNETIC RESONANCE INSTITUTE OF ORLANDO,
LTD.
By: IMI ACQUISITION OF ORLANDO
    CORPORATION
    General Partner

    /s/ Lewis S. Schiller
By: ______________________________
    Lewis S. Schiller
    President

IMI ACQUISITION OF ARLINGTON CORP.

    /s/ Lewis S. Schiller
By: ______________________________
    Lewis S. Schiller
    President

IMI ACQUISITION OF PUERTO RICO
CORPORATION

    /s/ Lewis S. Schiller
By: ______________________________
    Lewis S. Schiller
    President

IMI ACQUISITION OF KANSAS CORPORATION

    /s/ Lewis S. Schiller
By: ______________________________
    Lewis S. Schiller
    President

MRI NET, INC.

    /s/ Lewis S. Schiller
By: ______________________________
    Lewis S. Schiller
    President

KAP-NET CORP.

    /s/ Lewis S. Schiller
By: ______________________________
    Lewis S. Schiller
    President

CARIBBEAN NETWORK SERVICES, INC.

    /s/ Lewis S. Schiller
By: ______________________________
    Lewis S. Schiller
    President


                   AMENDMENT NO.2 TO ASSET PURCHASE AGREEMENT

     Reference is made to that certain asset purchase agreement dated January
28, 1998, as amended, by and among COMPREHENSIVE MEDICAL IMAGING, INC. and
INTERNATIONAL MAGNETIC IMAGING, INC. (a Delaware corporation),
INTERNATIONAL
MAGNETIC IMAGING, INC. (a Florida corporation), MAGNETIC RESONANCE
INSTITUTE
OF NORTH MIAMI BEACH, LTD., OAKLAND MAGNETIC RESONANCE INSTITUTE,
LTD.,
MAGNETIC RESONANCE INSTITUTE OF BOCA RATON,  LTD.,  MAGNETIC
RESONANCE
INSTITUTE OF SOUTH DADE, LTD., PINE ISLAND MAGNETIC RESONANCE
IMAGING CENTER,
LTD., PHYSICIANS OUTPATIENT DIAGNOSTIC CENTER, LTD., MAGNETIC
RESONANCE
INSTITUTE OF ORLANDO, LTD., IMI ACQUISITION OF ORLANDO CORP., IMI
ACQUISITION
OF PUERTO RICO CORPORATION, IMI ACQUISITION OF KANSAS CORPORATION,
MRI NET,
INC., KAP-NET CORP., and CARIBBEAN NETWORK SERVICES, INC. (the
"Asset Purchase
Agreement").

     All capitalized terms which are used but not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

     The Asset Purchase Agreement is hereby amended as follows:

     1.  Subsequent to January 28, 1998, International Magnetic
Imaging, Inc.,
a Florida corporation, changed its name to IMI-Florida, Inc.
Accordingly, all
references in the Asset Purchase Agreement to IMI of Florida shall mean
IMI-Florida, Inc.

     2. Section 1.1 of the Asset Purchase Agreement is hereby amended to change the Closing Date from March 13, 1998 to March 31, 1998 and to provide that the Closing shall take place at the offices of Sellers, or their counsel, in Boca Raton, Florida.

     3.  Subparagraph (a) of Section 2.2 of the Asset Purchase
Agreement is
hereby amended to read as follows:

         "(a) $20,100,000, subject to adjustment as provided in subparagraph
2.4 hereof (the "Cash Portion of the Purchase Price"); and"

     4. Sellers will pay Buyer's bankruptcy counsel, on or prior to the
Closing Date, the legal fees and disbursements of such counsel as referred to in Paragraph 2.4.2 of the Asset Purchase Agreement. Accordingly, Paragraph
2.4.2 is hereby amended to provide that the Purchase Price will not be adjusted on the Closing Date for such amounts.

     5. Section 2.6.4 of the Asset Purchase Agreement is hereby amended to read as follows:

         "2.6.4. Obligations to Employees. Any and all obligations of
Sellers to their officers, directors, employees and/or agents, whether for compensation, fringe benefits, employee benefits or retirement plans, severance compensation, or any other reason, including, without limiting the generality of the foregoing, any obligation of Sellers to any employee retirement or benefit plan or to any governmental entity for amounts relating to payroll withholding, other than obligations to any such individuals arising out of (I) the employment or engagement of such individuals by Buyer, or (ii) the transfer to and assumption by Buyer of certain of the Plans (as that term is defined in Section 3.19), on and after the Closing Date, in accordance with
Section 6.8."

     6. Section 3.19 of the Asset Purchase Agreement is hereby amended to read as follows:

         "3.19. Employee Benefits. With respect to employee benefit plans adopted by each Seller, including, without limitation, plans which are
"employee pension benefit plans" or "employee welfare benefit plans" within the meaning of Sections 3(1) and 3(2), respectively, of ERISA (the "Plans"), all of which are set forth in Schedule 3.15, no Seller, nor any entity affiliated with any Seller, has failed to make any required contribution or other required payment to any such Plan, including any such failure pursuant to which a lien may arise by operation of law against the Assets of any
Seller, including, without limitation, liens arising under Sections
3.02(f)(4)
or 4068(b) of ERISA. As to each Plan which is to be assigned and transferred to and assumed by Buyer pursuant to Section 6.8, Sellers have administered such Plan in all respects in accordance with applicable law, and the written instrument or instruments setting forth the terms and conditions of such Plan, and to the best of Seller's knowledge, there are no claims pending or threatened against such Plan or against Sellers, other than for benefits in the ordinary course."

     7. Section 6.8 of the Asset Purchase Agreement is hereby amended to read as follows:

         "6.8.  Transfer to Buyer of Certain of the Plans.  On the
Closing
Date, Sellers will assign and transfer the Plans to Buyer. Buyer shall not assume any obligations under the Plans for periods prior to the Closing Date.
Specifically, Sellers shall be responsible for providing health care continuation coverage under Sections 601, et seq. of ERISA under the Plans for any former employees of any Seller and their respective eligible dependents, who have elected, or are entitled to elect, such coverage prior to the
Closing, or who become entitled to elect such coverage as a consequence of the Closing, provided that such former employees and/or their eligible dependents pay the applicable premiums for such coverage. Buyer shall, however, assume responsibility for all obligations under the Plans for periods after the Closing Date with respect to all employees of Seller employed by
Buyer after the Closing Date. Notwithstanding the preceding sentence of this
6.8, or any other provision of this Agreement to the contrary
(including any
Exhibit or Schedule hereto), there shall be no assignment, transfer and assumption of the IMI Acquisition Corporation Savings and Retirement Plan."

     8. Section 8.14.2 is hereby amended to delete all references in the
Asset Purchase Agreement to consents from the beneficiaries or mortgagees of the deeds of trust or mortgages with respect to Seller's real property located in Boca Raton and Plantation, Florida.

     9. Section 10.1 is hereby amended with respect to notices to Buyer under the Asset Purchase Agreement to read as follows:

             "If to Buyer:

                           Comprehensive Medical Imaging, Inc.
                           3396 Willow Lane, Suite 201
                           Westlake Village, CA 91361

                           Attn:  General Counsel
                           Fax:   805-379-3102"

     10.  On March 25, 1998, Kap-Net Corp. notified FPA Medical
Management of
Florida, Inc. ("FPA"), of FPA's breach of that certain
Participating Provider
Services Agreement dated June 1, 1997 between FPA and Kap-Net Corp.
(the
"Agreement"). The aforementioned notice was based upon FPA's failure to pay, when due, approximately $473,484.82 to Kap-Net Corp. for services rendered under the Agreement through March 18, 1998. Accordingly, the Asset Purchase
Agreement is hereby amended to reflect the following: (I) To add
Kap-Net
Corp.'s claim with respect to such breach to Schedule 3.17; (ii) to disclaim, notwithstanding any representation or warranty to the contrary in the Asset
Purchase Agreement or in any Exhibit or Schedule thereto, the collectibility of the aforementioned $473,484.82; and (iii) to delete any requirement under the Asset Purchase Agreement for Sellers to deliver to Buyer at the Closing any consent from FPA to the assignment to the Agreement.

     11. Exhibit "C" to the Asset Purchase Agreement is hereby amended.
Attached hereto as Exhibit "A" is a copy of the form of Consulting Agreement which supersedes and replaces the prior Exhibit "C" to the Asset
Purchase
Agreement.

     12. Schedule 2.1.8 attached hereto as Exhibit "B" supersedes and replaces the prior Schedule 2.1.8.

     13. Schedule 2.3(a) attached hereto as Exhibit "C" supersedes and replaces the prior Schedule 2.3(a).

     14. Schedule 3.15 attached hereto as Exhibit "D" supersedes and replaces the prior Schedule 3.15.

          a. Schedule 3.17 attached hereto as Exhibit "E" supersedes and replaces the prior Schedule 3.17.

          b. Item 1. under the caption "Pending Claims" of Schedule
3.17 to the Asset Purchase Agreement is hereby amended to read as follows:


             "1. Claims of Vanguard, Ltd. As set forth in that certain letter, dated March 31, 1998, from Shukat Arrow Hafer & Weber, L.L.P., as counsel to Vanguard, Ltd., to Consolidated Technology Group, Ltd., Comprehensive Medical Imaging, Inc. and International Magnetic Imaging, Inc.
with respect to certain claimed compensation resulting from a purported 1994 introduction of IMJ to the prior owners of the term diagnostic imaging centers acquired by IMI in September 1994."

     17. Schedule 3.15 is hereby amended to delete, under the caption
"Employment Agreements," that agreement dated January 1, 1997 between
International Magnetic Imaging, Inc. and Trevor Klein as an agreement which will be assigned by International Magnetic Imaging, Inc. to Buyer and, accordingly, an agreement as to which a consent to assignment will be delivered.

     18. Sellers will bill for all Medicare/Medicaid services performed by them on or before March 31, 1998. All payments received by Sellers after the date hereof for Medicare/Medicade services or any other services performed by them on or before March 31, 1998 (the "Receivables") will be received and held by Sellers in trust and for the benefit of Buyer. IMI shall remit all collected amounts (and any interest thereon, if any) for such services to
Buyer on the 1st and the 15th of each month commencing April 15, 1998. Sellers will provide Buyer with all remittance records, billing records, and other information pertaining to such services necessary to permit Buyer to accurately account for such payments. In the event Sellers fail to collect the
Receivables by September 30, 1998, the Net Liabilities and the Purchase Price will be adjusted pursuant to Section 2.4.1 of the Asset Purchase Agreement to the extent, if any, that such adjustment will be required pursuant to such
Section.

     19. The Cash Portion of the Purchase Price shall be reduced by $150,000.

     20. IMI does hereby confirm to CMI that IMI is prepared to offer to
Stephen A. Schulman approximately 400,000, consisting of $75,000 in cash and forgiveness of the Notes in the aggregate amount of $300,000 plus accrued interest on such Notes in exchange for (a) termination of the Schulman
Employment Agreement, and (b) execution and delivery by Schulman of a Non-Competition Agreement in favor of Buyer containing a restricted period of three years and covering a geographical area of 15 miles from each Center currently operated by the Sellers and those currently planned centers of
Sellers, subject to documentation with respect to the foregoing that is satisfactory in form and substance to IMI and its counsel. This offer by IMI shall be valid for such period as Buyer has the right to retain any of the
Notes pursuant to the Asset Purchase Agreement. Notwithstanding the foregoing, the Seller shall have the right to withdraw any such proposal in the event that any claim against IMI and/or its affiliates is made by Schulman, Ashley
Kaye or James H. Sternberg or any spouse or affiliate of any of them or any entity owned or controlled by any affiliate of any of them.

     21. Sellers will pay any Florida Intangible Revenue Taxes due and payable, but unpaid, if any, for periods prior to March 31, 1998.

          Except as set forth in Paragraphs 1 through 21 above, none of the other terms or provisions of the Asset Purchase Agreement are amended hereby, all of which shall remain in full force and effect in accordance with their terms.

          By the execution of this Amendment by Buyer's President and Chief
Executive Officer and Vice President and Assistant Secretary, Buyer is deemed to have ratified the Asset Purchase Agreement, the Escrow Letter and that certain Agreement dated January 28, 1998 between Buyer and IMI of Delaware relating to the Notes. Likewise, by the execution of this Amendment by the
Principal Executive Officer and Chairman of the Board and Secretary of IMI of
Delaware, the President and Secretary of each of the corporate
Sellers and the
President and Secretary of each of the corporate general partners of each of the Partnership Sellers, Sellers are deemed to have ratified the Asset
Purchase Agreement, the Escrow Letter and that certain Agreement dated January
28, 1998 between Buyer and IMI of Delaware relating to the Notes.

          This Amendment shall be governed by and construed in accordance with the internal laws of the State of California. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals this 31st day of March, 1998.

COMPREHENSIVE MEDICAL IMAGING INC.

    /s/ Lewis S. Schiller
By: _____________________________
    Robert G. Funari
    President and Chief Executive Officer

    /s/ Peter C. van der Wal
By: _____________________________
    Peter C. van der Wal
    Vice President, IMI Operations and
    Assistant Secretary

INTERNATIONAL MAGNETIC IMAGING, INC.
(A Delaware corporation)

    /s/ Lewis S. Schiller
By: ______________________________
    Lewis S. Schiller
    Principal Executive Officer and
    Chairman of the Board


INTERNATIONAL MAGNETIC IMAGING, INC.
(A Florida corporation)

    /s/ Lewis S. Schiller
By: ______________________________
    Lewis S. Schiller
    Principal Executive Officer and
    Chairman of the Board


MAGNETIC RESONANCE INSTITUTE OF NORTH
MIAMI BEACH LIMITED
By: IMI ACQUISITION OF NORTH MIAMI
    BEACH CORPORATION
    General Partner

    /s/ Lewis S. Schiller
By: ______________________________
    Lewis S. Schiller
    President

OAKLAND MAGNETIC RESONANCE INSTITUTE, LTD.
By: IMI ACQUISITION OF OAKLAND PARK
    BEACH CORPORATION
    General Partner

    /s/ Lewis S. Schiller
By: ______________________________
    Lewis S. Schiller
    President

MAGNETIC RESONANCE INSTITUTE OF NORTH
BOCA RATON, LTD.
By: IMI ACQUISITION OF BOCA RATON
    CORPORATION
    General Partner

    /s/ Lewis S. Schiller
By: ______________________________
    Lewis S. Schiller
    President

MAGNETIC RESONANCE INSTITUTE OF SOUTH
DADE, LTD.
By: IMI ACQUISITION OF SOUTH DADE
    CORPORATION
    General Partner

    /s/ Lewis S. Schiller
By: ______________________________
    Lewis S. Schiller
    President

PINE ISLAND MAGNETIC RESONANCE IMAGING
CENTER, LTD.
By: IMI ACQUISITION OF PINE ISLAND
    CORPORATION
    General Partner

    /s/ Lewis S. Schiller
By: ______________________________
    Lewis S. Schiller
    President

PHYSICIANS OUTPATIENT DIAGNOSTIC CENTER, LTD.
By: PODC ACQUISITION CORPORATION
    General Partner

    /s/ Lewis S. Schiller
By: ______________________________
    Lewis S. Schiller
    President

MAGNETIC RESONANCE INSTITUTE OF ORLANDO,
LTD.
By: IMI ACQUISITION OF ORLANDO
    CORPORATION
    General Partner

    /s/ Lewis S. Schiller
By: ______________________________
    Lewis S. Schiller
    President

IMI ACQUISITION OF ARLINGTON CORP.

    /s/ Lewis S. Schiller
By: ______________________________
    Lewis S. Schiller
    President

IMI ACQUISITION OF PUERTO RICO
CORPORATION

    /s/ Lewis S. Schiller
By: ______________________________
    Lewis S. Schiller
    President

IMI ACQUISITION OF KANSAS CORPORATION

    /s/ Lewis S. Schiller
By: ______________________________
    Lewis S. Schiller
    President

MRI NET, INC.

    /s/ Lewis S. Schiller
By: ______________________________
    Lewis S. Schiller
    President

KAP-NET CORP.

    /s/ Lewis S. Schiller
By: ______________________________
    Lewis S. Schiller
    President

CARIBBEAN NETWORK SERVICES, INC.

    /s/ Lewis S. Schiller
By: ______________________________
    Lewis S. Schiller
    President